                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     AMC ENTERTAINMENT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105

                                October 18, 1996

TO THE STOCKHOLDERS OF
AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. will be held at the Independence Commons 20 Theatres, 19200 East 39th Street, Independence, Missouri. The meeting will be held on November 14, 1996, at 11:00 a.m. local time and will be followed by an informal lunch and a movie. The Board of Directors cordially invites you to attend.

    I hope you will attend the meeting in person, but whether or not you expect to attend, please sign, date and return the enclosed proxy card now, so that your shares will be represented at the meeting. If you do attend the meeting, you will be entitled to vote in person.

                                                   Very truly yours,

                                                             [LOGO]

                                                   S. H. Durwood
                                                   Chairman of the Board

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 14, 1996
                            ------------------------

TO THE STOCKHOLDERS OF AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. (the "Company") will be held at the Independence Commons 20 Theatres, 19200 East 39th Street, Independence, Missouri. The meeting will be held on Thursday, November 14, 1996, at 11:00 a.m. local time for the following purposes:

    1.  To elect a Board of Directors for the upcoming year;

    2. To consider and vote upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the fiscal year ending April 3, 1997;

    3. To consider and vote upon proposed amendments to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan; and

    4.  To transact such other business as may properly come before the meeting.

    The close of business on October 11, 1996, has been designated as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. A list of such stockholders will be available for review in the office of the Company's Secretary, on the 17th Floor of the Power and Light Building, located at 106 West 14th Street, Kansas City, Missouri, after October 28, 1996.

                                          By order of the Board of Directors

                                                      [LOGO]

                                                  Nancy L. Gallagher
                                             Vice President and Secretary
Kansas City, Missouri
October 18, 1996

                             YOUR VOTE IS IMPORTANT

    If you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy to vote on the matters to be considered at the meeting, sign and date the proxy and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. Any stockholder may revoke his proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105

                                PROXY STATEMENT

PROXIES, SOLICITATION AND VOTING:

    This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of AMC Entertainment Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. local time on Thursday, November 14, 1996, at the Independence Commons 20 Theatres, 19200 East 39th Street, Independence, Missouri. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about October 18, 1996.

    The Board of Directors of the Company has established October 11, 1996, as the record date for the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. At the close of business on the record date, the Company had outstanding 6,549,489 shares of Common Stock and 11,157,000 shares of Class B Stock. On all matters other than the election of Directors, the shares of Common Stock and Class B Stock shall vote together as if a single class, with each outstanding share of Common Stock having one vote per share and each outstanding share of Class B Stock having ten votes per share.

    Properly executed and dated proxies which are received by the Company prior to the Annual Meeting of Stockholders will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, the shares represented by the proxy will be voted (i) for the election of the nominees to the Company's Board of Directors designated below, (ii) for the ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Company for the fiscal year ending April 3, 1997, and (iii) for the approval of the proposed amendments to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan described herein. A proxy may be revoked at any time by written notice to such effect received by the Secretary of the Company before the proxy is voted at the Annual Meeting of Stockholders, by delivery to the Company of a subsequently dated proxy or by a vote cast in person at the Annual Meeting of Stockholders by written ballot.

    The election of directors is determined by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect. A favorable vote of a majority (based on voting power of shares) of the shares of Common Stock and Class B Stock voted in person or by proxy at the Annual Meeting of Stockholders is required for each of the proposals described in this Proxy Statement. Abstentions and broker non-votes are not counted in the calculation of the vote, except that abstentions will be counted and have the same effect as votes against Proposal 3.

    A proxy confers discretionary authority with respect to the voting of the shares represented thereby on any other business that may properly come before the meeting and any adjournments thereof. The Board of Directors is not aware that any such other business is to be presented for action at the meeting and does not itself intend to present any such other business. However, if any such other business does come before the meeting, shares represented by proxies given pursuant to this solicitation will be voted by the persons named in the proxy in accordance with their best judgment. A proxy also confers discretionary authority on the persons named therein to approve minutes of last year's Annual Meeting of Stockholders, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as director if a nominee herein named should decline or become unable to serve as a director for any reason. The cost of the solicitation of proxies will be paid by the Company.

                            1. ELECTION OF DIRECTORS

    Directors are elected annually, and each holds office until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. The by-laws of the Company have been amended to provide that, effective as of November 14, 1996, the full Board of Directors will consist of seven (7) members. It is anticipated that seven (7) directors will be elected at the meeting. Five (5) of those directors are to be elected by the holders of Class B Stock, voting as a class, with each outstanding share having one vote per share, and two (2) of those directors are to be elected by the holders of Common Stock, voting as a class, with each outstanding share having one vote per share.

    It is intended that shares represented by the proxies will be voted in favor of the election of the nominees named below who are to be elected by the holders of Common Stock, unless otherwise directed by stockholders. Each nominee has consented to being named as a nominee and to serve if elected. In the event any nominee for director to be elected by the holders of Common Stock should decline or shall become unable to serve as a director for any reason, it is intended that the persons named in the proxy will vote for a substitute who will be designated by the Board of Directors.

DIRECTORS AND NOMINEES FOR DIRECTORS

    The Company's Directors and nominees for Directors are as follows:

                                                                                       YEAR FIRST
                                                                                       ELECTED OR
NAME                    AGE(1)     POSITIONS                                            APPOINTED
--------------------  -----------  ------------------------------------------------  ---------------
Stanley H. Durwood            76   Chairman of the Board, Chief Executive Officer,           1983
                                   President and Director
Philip M. Singleton           50   Executive Vice President, Chief Operating                 1992
                                   Officer and Director
Peter C. Brown                38   Executive Vice President, Chief Financial                 1992
                                   Officer and Director
Charles J. Egan, Jr.          64   Director                                                  1986
Paul E. Vardeman              66   Director                                                  1983
William T. Grant, II          46   Nominee for Director                                       N/A
John P. Mascotte              57   Nominee for Director                                       N/A

-------------------

    (1)As of September 26, 1996.

    American Multi-Cinema, Inc. ("AMC") is a wholly owned subsidiary of the Company. The primary business of AMC is the operation of multi-screen motion picture theatres. There are no family relationships between any Director or any Executive Officer of the Company. At each Annual Meeting of Stockholders, the Company intends to nominate as directors to be elected by the holders of Common Stock individuals who are not officers or employees of the Company or its subsidiaries but who may be incumbent directors.

NOMINEES FOR DIRECTORS

TO BE ELECTED BY HOLDERS OF CLASS B STOCK

    Mr. Stanley H. Durwood has served as a Director of the Company from its organization on June 14, 1983, and of AMC since August 2, 1968. Mr. Durwood has served as Chairman of the Board of the Company and AMC since February 1986, and has served as Chief Executive Officer of the Company since June 1983, and of AMC since February 20, 1986. Mr. Durwood served as President of the Company (i) from June 1983 through February 20, 1986, (ii) from May 1988 through June 1989, and
(iii) was elected President of the Company on October 6, 1995. Mr. Durwood served as President of AMC (i) from August 2, 1968 through February 20, 1986,
(ii) from May 13, 1988 through November 8, 1990, and (iii) was elected President of AMC on October 6, 1995. Mr. Durwood is a graduate of Harvard University.

    Mr. Philip M. Singleton has served as a Director of the Company and AMC since November 12, 1992. Mr. Singleton has served as Executive Vice President of the Company and AMC since August 3, 1994, and as Chief Operating Officer of the Company and AMC since November 14, 1991. Mr. Singleton served as Senior Vice President of the Company and AMC from November 14, 1991, until his appointment as Executive Vice President in August 1994. Prior to November 14,

1991, Mr. Singleton served as Vice President in charge of operations for the Southeast Division of AMC from May 10, 1982. Mr. Singleton holds an undergraduate degree from California State University, Sacramento, and an M.B.A. degree from the University of South Florida.

    Mr. Peter C. Brown has served as a Director of the Company and AMC since November 12, 1992. Mr. Brown has served as Executive Vice President of the Company and AMC since August 3, 1994, and as Chief Financial Officer of the Company and AMC since November 14, 1991. Mr. Brown served as Senior Vice President of the Company and AMC from November 14, 1991, until his appointment as Executive Vice President in August 1994. Mr. Brown served as Treasurer of the Company and AMC from September 28, 1992, through September 19, 1994. Prior to November 14, 1991, Mr. Brown served as a consultant to the Company from October 1990 to October 1991. Mr. Brown is a graduate of the University of Kansas.

    Mr. Charles J. Egan, Jr., has served as a Director of the Company and AMC since October 30, 1986. Mr. Egan is Vice President and General Counsel of Hallmark Cards, Incorporated, which is primarily engaged in the business of greeting cards and related social expressions products, Crayola crayons and the production of movies for television. Mr. Egan also serves as a member of the Board of Trustees, Treasurer and Chairman of the Finance Committee of the Kansas City Art Institute. Mr. Egan holds an A.B. degree from Harvard University and an LL.B. degree from Columbia University.

    Mr. Paul E. Vardeman has served as a Director of the Company since June 14, 1983, and of AMC since September 28, 1982. Mr. Vardeman is a director, officer and shareholder in the law firm of Polsinelli, White, Vardeman & Shalton, P.C., Kansas City, Missouri and has been associated with such law firm since 1982. Prior thereto, Mr. Vardeman served as a Judge of the Circuit Court of Jackson County, Missouri. Mr. Vardeman holds undergraduate and J.D. degrees from the University of Missouri-Kansas City.

TO BE ELECTED BY HOLDERS OF COMMON STOCK

    Mr. William T. Grant, II is Chairman of the Board, President, Chief Executive Officer and a Director of LabONE, Inc. and Chairman of the Board, Chief Executive Officer and a Director of Seafield Capital Corporation. Mr. Grant served as President of Seafield Capital Corporation from 1990 to 1993, at which time he became Chairman of the Board of Seafield Capital Corporation. LabONE, Inc. provides risk appraisal laboratory testing services to the insurance industries in the United States and Canada and is a subsidiary of Seafield Capital Corporation. Seafield Capital Corporation is a holding company whose subsidiaries operate primarily in the healthcare and insurance services areas. Mr. Grant also serves on the board of directors of Commerce Bancshares, Inc., Kansas City Power & Light Company, Business Men's Assurance Company of America and Response Oncology, Inc. Mr. Grant holds a B.A. degree from the University of Kansas and an M.B.A. degree from the Wharton School of Finance at the University of Pennsylvania.

    Mr. John P. Mascotte is Chairman of the Board of Johnson & Higgins of Missouri, Inc., a privately held insurance broker. Mr. Mascotte is also currently a consultant to the First District, African Methodist Episcopal Church and is Chairman of the Heart of America 1996 United Way General Campaign. Prior thereto, Mr. Mascotte served as Chairman of the Board and Chief Executive Officer of The Continental Corporation, a large property-casualty insurer. Mr. Mascotte also serves on the board of directors of Hallmark Cards, Incorporated, Business Men's Assurance Company of America and American Home Products Corporation. In addition, until earlier this year Mr. Mascotte served on the board of directors of Chemical Banking Corporation.

Mr. Mascotte holds B.S. degrees from St. Joseph's College, Rensselaer, Indiana, and an LL.B. degree from the University of Virginia. Mr. Mascotte is also a certified public accountant and a chartered life underwriter.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR WILLIAM T. GRANT, II AND JOHN P. MASCOTTE AS DIRECTORS OF THE COMPANY.

DIRECTORS' MEETINGS AND COMMITTEES

    The Company has a 52/53 week fiscal year ending on the Thursday closest to the last day of March. The Company's last full fiscal year began on March 31, 1995, and ended on March 28, 1996 ("fiscal 1996").

    The Board of Directors of the Company held three meetings and acted by unanimous written consent to action 14 times in fiscal 1996. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of Board Committees on which they served.

    The Standing Committees of the Board of Directors of the Company are as follows: the Executive Committee, composed of Messrs. Stanley H. Durwood, Philip
M. Singleton and Peter C. Brown; the Audit Committee, composed of Messrs. Charles J. Egan, Jr. and Paul E. Vardeman; the Compensation Committee, composed of Messrs. Charles J. Egan, Jr. and Paul E. Vardeman; the Finance Committee, composed of Messrs. Peter C. Brown, Charles J. Egan, Jr. and Paul E. Vardeman; the Employee Benefits Committee, composed of Messrs. Philip M. Singleton and Charles J. Egan, Jr.; and the Stock Option Committee, composed of Messrs. Charles J. Egan, Jr. and Paul E. Vardeman.

    The principal responsibility of the Executive Committee is to have and exercise, between meetings of the Board of Directors, all powers and authorities of the Board of Directors in the management of the business and affairs of the Company to the full extent allowed by the General Corporation Law of the State of Delaware. The Executive Committee held no formal meetings during fiscal 1996; however, the Executive Committee frequently meets on an informal basis.

    The principal responsibilities of the Audit Committee are to (i) recommend to the Board of Directors the accounting firm to serve as independent public accountants of the Company and its subsidiaries, which accounting firm is to be selected by the Board of Directors or recommended by it for stockholder approval, (ii) act on behalf of the Board of Directors in meeting with the independent public accountants and the appropriate corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, and the scope of the respective audits of the independent public accountants, with regard to the Company and its subsidiaries, (iii) review the results of the audit and submit to the Board of Directors of the Company any recommendations the Audit Committee may have from time to time with respect to financial reporting and accounting practices and policies, observed wrongdoing and existing and potential future financial problems, and financial, accounting and operations controls and safeguards, with regard to the Company and its subsidiaries and (iv) approve all material transactions between the Company or its subsidiaries and Durwood, Inc. or other related parties. The Audit Committee held six meetings during fiscal 1996.

    The principal responsibilities of the Compensation Committee are to (i) review and recommend periodically the compensation to be paid to the Executive Officers of the Company and its subsidiaries, including the amount and timing of bonus payments and other incentive compensation awards, and (ii) oversee the preparation of the reports and other information required to be disclosed with respect to Executive Officers' Compensation in connection with any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934. The Compensation Committee held 34 meetings during fiscal 1996.

    The Company does not have a nominating committee.

COMPENSATION OF DIRECTORS

    Messrs. Charles J. Egan, Jr. and Paul E. Vardeman received annual cash compensation of $20,000 each for their services as members of the Boards of Directors of the Company and AMC and $24,000 each for their services as members of the Audit Committees of the Company and AMC. The Board of Directors has also authorized that Messrs. Egan and Vardeman be paid reasonable compensation for their services as members of a special committee (the "Special Committee") appointed to consider a proposed merger of the Company and Durwood, Inc. In addition, Messrs. Egan and Vardeman received $900 per hour for attending meetings of (i) any board of directors on which he serves, (ii) the Audit Committee after the twelfth meeting during the fiscal year and (iii) any other committee on which he serves.

    For fiscal 1996, Messrs. Charles J. Egan, Jr. and Paul E. Vardeman each received $30,000 for their services related to the Special Committee and $115,100 and $106,100, respectively, for (i) services as members of the Boards of Directors of the Company and AMC, (ii) attendance at Board of Directors meetings, and (iii) other committee meetings of the Boards of Directors of the Company or its subsidiaries.

    The Board of Directors of the Company has adopted new fee arrangements to be paid to its directors who are not employees of the Company or its subsidiaries effective as of November 14, 1996. The directors' fees as of November 14, 1996, will be as follows: each director will receive fees of $32,000 for service on the Board of Directors and $4,000 for each committee of the Board on which he serves, and, in addition, will receive $1,500 and $1,000, respectively, for each Board and Board committee meeting which he attends.

EXECUTIVE OFFICERS

    The Company's and its subsidiaries' Executive Officers are as follows:

                                                                                YEARS ASSOCIATED(1)
NAME                         AGE(1)     POSITIONS                                   WITH COMPANY
-------------------------  -----------  -------------------------------------  ----------------------
Stanley H. Durwood(2)              76   Chairman of the Board, Chief                       50(3)
                                        Executive Officer, President and
                                        Director (the Company and AMC)
Philip M. Singleton(2)             50   Executive Vice President, Chief                    21(3)
                                        Operating Officer and Director (the
                                        Company and AMC)
Peter C. Brown(2)                  38   Executive Vice President, Chief                     5
                                        Financial Officer and Director (the
                                        Company and AMC)
Richard T. Walsh                   43   Senior Vice President (AMC)                        20(3)
Richard J. King                    47   Senior Vice President (AMC)                        24(3)
Rolando B. Rodriguez               36   Senior Vice President (AMC)                        21(3)
Richard L. Obert                   57   Senior Vice President--Chief                        7
                                        Accounting and Information Officer
                                        (the Company and AMC)
Charles P. Stilley                 42   President (AMC Realty, Inc.)                       15(3)
Richard M. Fay                     47   President (AMC Film Marketing)                      1

-------------------

    (1)As of September 26, 1996.

    (2)For biographical information of these Executive Officers, see "Directors and Nominees for Directors."

    (3)Includes years with the predecessor of the Company.

    All current Executive Officers of the Company and its subsidiaries hold such offices at the pleasure of the Board of Directors, subject, in the case of Messrs. Durwood, Singleton, Brown and Fay, to rights under their respective employment agreements.

    Mr. Richard T. Walsh has served as Senior Vice President in charge of operations for the West Division of AMC since July 1, 1994. Previously, Mr. Walsh served as Vice President in charge of operations for the Central Division of AMC from June 10, 1992, and as Vice President in charge of operations for the Midwest Division of AMC from December 1, 1988.

    Mr. Richard J. King has served as Senior Vice President in charge of operations for the Northeast Division of AMC since January 4, 1995. Previously, Mr. King served as Vice President in charge of operations for the Northeast
Division of AMC from June 10, 1992, and as Vice President in charge of operations for the Southwest Division of AMC from October 30, 1986.

    Mr. Rolando B. Rodriguez has served as Senior Vice President in charge of operations for the South Division of AMC since April 2, 1996. Previously, Mr. Rodriguez served as Vice President and

South Division Operations Manager of AMC from July 1, 1994, as Assistant South Division Operations Manager of AMC from February 12, 1993, as South Division Senior Operations Manager from March 29, 1992, and as South Division Operations Manager from August 6, 1989.

    Mr. Richard L. Obert has served as Senior Vice President - Chief Accounting and Information Officer of the Company and AMC since November 9, 1995, and prior thereto served as Vice President and Chief Accounting Officer of the Company and AMC from January 9, 1989.

    Mr. Charles P. Stilley has served as President of AMC Realty, Inc., a wholly owned subsidiary of AMC, since February 9, 1993, and prior thereto served as Senior Vice President of AMC Realty, Inc. from March 3, 1986.

    Mr. Richard M. Fay has served as President-AMC Film Marketing, a division of AMC, since September 8, 1995. Previously, Mr. Fay served as Senior Vice President and Assistant General Sales Manager of Sony Pictures from 1994 until joining AMC. From 1991 to 1994, Mr. Fay served as Vice President and Head Film Buyer for the eastern division of United Artists Theatre Circuit, Inc.

EXECUTIVE COMPENSATION AND COMPENSATION PLANS

    The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company and its subsidiaries (determined as of the end of the last fiscal year and hereafter referred to as the "named Executive Officers") for the last three fiscal years ended March 28, 1996, March 30, 1995 and March 31, 1994, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                           ANNUAL COMPENSATION                 ---------------
                             ------------------------------------------------      AWARDS-
                                                                  OTHER(1)       SECURITIES        ALL(2)
                                                                   ANNUAL        UNDERLYING         OTHER
NAME AND PRINCIPAL POSITION  FISCAL YEAR   SALARY      BONUS    COMPENSATION   OPTIONS/SARS(#)  COMPENSATION
---------------------------  -----------  ---------  ---------  -------------  ---------------  -------------
Stanley H. Durwood                 1996   $ 492,634  $ 275,000       N/A             --           $  --
Chief Executive                    1995     452,088    108,949       N/A             22,500          --
Officer                            1994     436,800    263,400       N/A             --              --
Philip M. Singleton                1996     285,311    154,000       N/A             --               4,686
Chief Operating                    1995     273,247     64,149       N/A              4,500           4,663
Officer                            1994     264,142    153,600   $    51,930        150,000          59,564
Peter C. Brown                     1996     257,439    137,500       N/A             --               4,726
Chief Financial                    1995     234,836     55,433       N/A              4,500           4,657
Officer                            1994     227,016    135,000       N/A            150,000           4,675
Richard T. Walsh                   1996     207,204     80,000       N/A              2,250           4,620
Senior Vice President              1995     200,855     35,500       217,112         --              63,464
                                   1994     170,982     66,000       N/A             30,000           3,400
Frank T. Stryjewski(3)             1996     192,209     74,000       N/A              2,250           4,620
Senior Vice President              1995     189,840     43,000       N/A             --               4,716
                                   1994     171,098     74,250       N/A             30,000           3,400

-------------------

    (1)N/A denotes not applicable. The fiscal year which began on April 1, 1994 and ended March 30, 1995 ("fiscal 1995") includes a lump sum payment and gross up of taxes on moving expenses totaling $209,408 of Mr. Richard T. Walsh. The fiscal year which began on April 2, 1993 and ended on March 31, 1994 ("fiscal 1994") includes gross up of taxes of $43,285 on moving expenses of Mr. Philip M. Singleton. For the years presented, excluding Mr. Richard T. Walsh in 1995 and Mr. Philip M. Singleton in 1994, perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

    (2)For fiscal 1996, All Other Compensation includes the Company's contributions under AMC's 401(k) Plan and the Executive Savings Plan, both of which are defined contribution plans, in the aggregate amount of $4,686 for Mr. Philip M. Singleton, $4,726 for Mr. Peter C. Brown, $4,620 for Mr. Richard T. Walsh and $4,620 for Mr. Frank T. Stryjewski. For fiscal 1995, All Other Compensation includes AMC's contributions to such plans in the amount of $4,663 for Mr. Philip M. Singleton, $4,657 for Mr. Peter C. Brown, $4,786 for Mr. Richard T. Walsh and $4,716 for Mr. Frank T. Stryjewski. In addition, moving expense for Mr. Richard T. Walsh is included in the amount of $58,678. For fiscal 1994, the totals include AMC's contributions to such plans in the amount of $4,708 for Mr. Philip M. Singleton, $4,675 for Mr. Peter C. Brown, $3,400 for Mr. Richard T. Walsh and $3,400 for Mr. Frank T. Stryjewski. In addition, moving expense for Mr. Philip M. Singleton is included in the amount of $54,856.

    (3)Mr. Frank T. Stryjewski resigned from AMC effective April 18, 1996.

    (4)As of March 28, 1996, the named Executive Officers held performance shares awards under the Company's 1994 Stock Option and Incentive Plan entitling them to receive shares of the Company's Common Stock at the end of a three-year period from the date of grant upon satisfaction of performance goals. See "Long-Term Incentive Plan." The number of shares issuable to each such person (and the value of such shares as of March 28, 1996) under awards in effect as of March 28, 1996, upon attainment of threshold, target and maximum performance goals is as follows: Threshold -- Mr. Stanley H. Durwood - 30,000 shares ($723,750); Mr. Philip M. Singleton - 6,000 shares ($144,750); Mr. Peter C. Brown - 6,000 shares ($144,750); Mr. Richard T. Walsh - 3,000 shares ($72,375);
and Mr. Frank T. Stryjewski - 3,000 shares ($72,375); Target -- Mr. Stanley H. Durwood - 45,000 shares ($1,085,625); Mr. Philip M. Singleton - 9,000 shares ($217,125); Mr. Peter C. Brown - 9,000 shares ($217,125); Mr. Richard T. Walsh - 4,500 shares ($108,563) and Mr. Frank T. Stryjewski - 4,500 shares ($108,563);
Maximum -- Mr. Stanley H. Durwood - 90,000 shares ($2,171,250); Mr. Philip M. Singleton - 18,000 shares ($434,250); Mr. Peter C. Brown - 18,000 shares ($434,250); Mr. Richard T. Walsh - 9,000 shares ($217,125); and Mr. Frank T. Stryjewski - 9,000 shares ($217,125). Mr. Frank T. Stryjewski resigned from AMC effective April 18, 1996. The performance shares held by Mr. Stryjewski were subsequently canceled.

OPTION GRANTS

    The following table provides certain information concerning individual grants of stock options made during the last completed fiscal year under the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (the "Incentive Plan") to each of the named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                          NUMBER OF        % OF TOTAL                                  STOCK PRICE
                         SECURITIES       OPTIONS/SARS                               APPRECIATION FOR
                         UNDERLYING        GRANTED TO     EXERCISE OR                  OPTION TERM
                        OPTIONS/SARS      EMPLOYEES IN    BASE PRICE   EXPIRATION  --------------------
NAME                     GRANTED(#)       FISCAL YEAR       ($/SH)        DATE       5%($)     10%($)
---------------------  ---------------  ----------------  -----------  ----------  ---------  ---------
Stanley H. Durwood...        --                --          $  --           --      $  --      $  --
Philip M.
 Singleton...........        --                --             --           --         --         --
Peter C. Brown.......        --                --             --           --         --         --
Richard T. Walsh.....         2,250             9.70%          14.50    06/27/05      20,520     51,998
Frank T.
 Stryjewski(1).......         2,250             9.70%          14.50    06/27/05      20,520     51,998

-------------------

    (1)Mr. Frank T. Stryjewski resigned from AMC effective April 18, 1996. The options granted to Mr. Stryjewski in fiscal 1996 have expired unexercised.

    The stock options granted during the fiscal year ended March 28, 1996, are eligible for exercise based upon a vesting schedule. After the first anniversary of the grant date, 50% of the options will be eligible for exercise. After the second anniversary of the grant date, all options are fully vested. Vesting of options will accelerate upon the occurrence of an optionee's death, disability or retirement, or upon termination of employment within one year after the occurrence of certain change in control events. The Compensation Committee of the Board of Directors of the Company may permit accelerated exercise of options if certain extraordinary events occur, such as a merger or liquidation of the Company, the sale of substantially all of the assets of the Company, a subsidiary or a division, or a change in control of the Company. With the consent of the Compensation Committee, optionees may satisfy tax withholding obligations by electing to have shares otherwise issuable upon exercise of an option withheld.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of March 28, 1996.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                                          NUMBER OF SECURITIES
                                                                                         UNDERLYING UNEXERCISED
                                                                                              OPTIONS/SARS            VALUE OF
                                                                                              AT FY-END(#)           UNEXERCISED
                                                                                              EXERCISABLE/          IN-THE-MONEY
                                                                  SHARES                     UNEXERCISABLE       OPTIONS/SARS AT FY-
                                                                 ACQUIRED      VALUE     ----------------------  END($) EXERCISABLE/
NAME                                                            ON EXERCISE   REALIZED      SHARES       PRICE      UNEXERCISABLE
--------------------------------------------------------------  -----------   --------   -------------  -------  -------------------
Stanley H. Durwood............................................       --          --      11,250/11,250  $11.750  $  139,219/$139,219
Philip M. Singleton...........................................       --          --      75,000/75,000    9.250  1,115,625/1,115,625
                                                                                           2,250/2,250   11.750        27,844/27,844
Peter C. Brown................................................       --          --      75,000/75,000    9.250  1,115,625/1,115,625
                                                                                           2,250/2,250   11.750        27,844/27,844
Richard T. Walsh..............................................       --          --      15,000/15,000    9.375      221,250/221,250
                                                                                               0/2,250   14.500             0/21,656
Frank T. Stryjewski(1)........................................       --          --      15,000/15,000    9.375      221,250/221,250
                                                                                               0/2,250   14.500             0/21,656

-------------------

    (1)Mr. Frank T. Stryjewski resigned from  AMC effective April 18, 1996.  The
unexercisable   options  outstanding  as   of  March  28,   1996,  have  expired
unexercised.

LONG-TERM INCENTIVE PLAN

    The following table provides certain information concerning shares ("Performance Shares") issuable under performance stock awards approved by the Compensation Committee during the last completed fiscal year for each of the named Executive Officers.

              LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                         NUMBER OF(1)     PERFORMANCE OR            ESTIMATED FUTURE PAYOUT UNDER
                         SHARES, UNITS     OTHER PERIOD              NON-STOCK PRICE-BASED PLANS
                           OR OTHER      UNTIL MATURATION   ---------------------------------------------
NAME                       RIGHTS(#)         OR PAYOUT       THRESHOLD(#)     TARGET(#)     MAXIMUM(#)
----------------------  ---------------  -----------------  ---------------  -----------  ---------------
Stanley H. Durwood....        --                --                --             --             --
Philip M. Singleton...        --                --                --             --             --
Peter C. Brown........        --                --                --             --             --
Richard T. Walsh......         9,000           3 years             3,000          4,500          9,000
Frank T.
 Stryjewski(2)........         9,000           3 years             3,000          4,500          9,000

-------------------

    (1)Maximum

    (2)Mr. Frank T. Stryjewski resigned from AMC effective April 18, 1996. The performance shares for Mr. Stryjewski were subsequently canceled.

    The foregoing table shows the number of Performance Shares issuable to a participant at the end of a three-year performance period ending April 2, 1998 (the "Performance Period") at Threshold, Target and Maximum levels of performance.

    A participant's eligibility to receive up to one-half of the maximum number of Performance Shares issuable under an award is based upon changes in the "private market value per share" of the Company's Common Stock ("PMVPS") over the Performance Period. PMVPS is determined on a fully diluted basis (assuming full exercise of all outstanding shares of the Company's preferred stock, Class B stock, options and other rights to acquire shares of Common Stock), based on a multiple of theatre EBITDA (theatre EBITDA is Consolidated EBITDA less National Cinema Network, Inc. EBITDA), plus the book value of National Cinema Network, Inc., plus cash and equivalents, investments and investments in other long-term assets, less corporate borrowings, capitalized lease obligations and the carrying value of minority interests. EBITDA is earnings before interest, taxes, depreciation and amortization. National Cinema Network, Inc. is a subsidiary of the Company.

    A participant's eligibility to receive up to the remaining one-half of the maximum number of Performance Shares issuable under an award is based upon changes in "total return to stockholders" ("TRS"), which is measured by increases in the market value of an investment in shares of Common Stock of the Company, assuming reinvestment of any dividends received.

    PMVPS and TRS are referred to individually and collectively herein as "Performance Criterion" and "Performance Criteria," respectively.

    Such Performance Criteria will be measured against changes in the Standard and Poor's 500 Index ("S&P 500") over the Performance Period. Required achievement levels over the Performance Period for both PMVPS and TRS are as set forth below:

    Maximum-2,000 basis points higher than the percentage change in the S&P 500 over the Performance Period;

    Target-750 basis points higher than the percentage change in the S&P 500 over the Performance Period;

    Threshold-No difference between the percentage change in the S&P 500 and the percentage change in the Performance Criterion over the Performance Period.

    Generally, no shares will be issued with respect to the Company's performance over the Performance Period as measured by a Performance Criterion if such performance does not at least meet the Threshold achievement level over the Performance Period. If the Company's performance as so measured by a Performance Criterion falls between the Threshold and Target achievement levels, the number of Performance Shares issuable under an Award with respect to that Performance Criterion will be determined to the nearest whole number of shares, so that the actual Award will be at the same percentage between the Threshold and Target award levels as the actual achievement level falls between the Threshold and Target achievement levels. Similarly, if the Company's performance falls between Target and Maximum achievement levels, the number of Performance Shares will be determined to the nearest whole number of shares, so that the actual award will be at the same percentage between the Target and Maximum award levels as the actual achievement level falls between the Target and Maximum levels. In no event will the number of Performance Shares issuable under an Award with respect to a Performance Criterion exceed the number of Performance Shares issuable upon attaining the Maximum achievement level over the Performance Period with respect to such Performance Criterion.

    The right to receive Performance Shares will be accelerated and such Performance Shares issued, based on the achievement levels of the Performance Criteria measured to the date of termination, in the event of a participant's death, disability or retirement, or termination of employment within one year after the occurrence of certain change of control events. The Compensation Committee of the Board of Directors of the Company may waive performance goals if certain extraordinary events occur, such as a merger or liquidation of the Company, the sale of substantially all of the assets of the Company, a subsidiary or a division, or a change in control of the Company.

    With the consent of the Compensation Committee, a Grantee may satisfy his tax withholding obligations by electing to have Performance Shares otherwise issuable withheld.

    Until Performance Shares are issued, participants have no dividend or voting rights with respect to Performance Shares.

DEFINED BENEFIT RETIREMENT AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

    AMC sponsors a defined benefit retirement plan (the "Retirement Plan") which provides benefits to certain employees of AMC and its subsidiaries based upon years of credited service and the highest consecutive five-year average annual remuneration for each participant. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code, and is based upon wages, salaries and other amounts paid to the employee for personal services, excluding certain special compensation. A participant earns a vested right to an accrued benefit upon completion of five years of vesting service.

    AMC also sponsors a Supplemental Executive Retirement Plan to provide the same level of retirement benefits that would have been provided under the Retirement Plan had the federal tax law not been changed in the Omnibus Budget Reconciliation Act of 1993, which reduced the amount of compensation which can be taken into account in a qualified retirement plan from $235,840 (in 1993), the old limit, to $150,000 (in 1995 and 1996).

    The following table shows the total estimated annual pension benefits (without regard to minimum benefits) payable to a covered participant under AMC's Retirement Plan and the Supplemental Executive Retirement Plan, assuming retirement in calendar 1996 at age 65 payable in the form of a single life annuity. The benefits are not subject to any deduction for Social Security or other offset amounts. The following table assumes the old limit would have been increased to $250,000 in 1996.

            HIGHEST CONSECUTIVE                             YEARS OF CREDITED SERVICE
             FIVE YEAR AVERAGE                -----------------------------------------------------
            ANNUAL COMPENSATION                  15         20         25         30         35
--------------------------------------------  ---------  ---------  ---------  ---------  ---------
$125,000....................................  $  17,716  $  23,621  $  29,527  $  35,432  $  41,337
$150,000....................................  $  21,466  $  28,621  $  35,777  $  42,932  $  50,087
$175,000....................................  $  25,216  $  33,621  $  42,027  $  50,432  $  58,837
$200,000....................................  $  28,966  $  38,621  $  48,277  $  57,932  $  67,587
$225,000....................................  $  32,716  $  43,621  $  54,527  $  65,432  $  76,337
$250,000....................................  $  36,466  $  48,621  $  60,777  $  72,932  $  85,087

    As of December 31, 1995, the years of credited service under the Retirement Plan for each of the named Executive Officers were: Mr. Philip M. Singleton, 22 years; Mr. Peter C. Brown, 5 years; Mr. Richard T. Walsh, 21 years; and Mr. Frank T. Stryjewski(1), 17 years. The final amount distributed to Mr. Stanley H. Durwood in fiscal 1995 from the Company's Retirement Plan was $42,067, and was not included in the Summary Compensation Table. In addition, the benefit Mr. Stanley H. Durwood accrued under the Supplemental Executive Retirement Plan was $18,724 in fiscal 1996 and is not included in the Summary Compensation Table.

(1) Mr. Frank T. Stryjewski resigned from AMC effective April 18, 1996.

    AMC has determined to establish a Supplemental Retirement Plan ("SRP") with an effective date of March 29, 1996 for the benefit of officers who from time to time may be designated as eligible participants by the Board of Directors. The SRP is a non-qualified deferred compensation plan designed to provide an unfunded retirement benefit for an eligible participant in an amount equal to
(i) sixty percent (60%) of his or her average compensation (including paid and deferred incentive compensation) during the last three full years of employment or, for a participant who has reached age 65 at March 29, 1996, the average of such participant's compensation earned during the last three full years of employment, readjusted annually, less (ii) the sum of (A) such participant's benefits under the Retirement Plan and Social Security, and (B) the amount of a straight life annuity commencing at age 65 attributable to AMC's contributions under the Supplemental Executive Retirement Plan, the 401(k) Savings Plan, the Non-qualified Deferred Compensation Plan and the Executive Savings Plan. The base amount in clause (i) will be reduced on a pro rata basis if the participant completes fewer than twenty-five (25) years of service. The SRP benefit vests upon the Participant's attainment of age 55 or completion of fifteen (15) years of service, whichever is later, and may commence to a vested participant retiring on or after age 55 (who has participated in the plan for 5 years) on an actuarially reduced basis (6 2/3% for each of the first five years by which commencement precedes age 65 and an additional 3 1/3% for each year by which commencement precedes age 60). Benefits commence at age 65 whether or not the participant continues to be employed by AMC. Benefits payable upon total and permanent disability are not reduced by reason of early commencement. Participants become fully vested in their rights under the SRP if their employment is terminated without cause or as a result of a change in control, as defined in the SRP. No death, disability or retirement benefit is payable prior to a participant's early retirement date or prior to the date any severance payments to which the participant is entitled cease.

    Presently, Mr. Stanley H. Durwood, Mr. Philip M. Singleton and Mr. Peter C. Brown have been designated as eligible to participate in the SRP. The amount payable to Mr. Durwood with respect to fiscal 1997 under the SRP is estimated at approximately $300,000. The estimated annual amounts that Mr. Singleton and Mr. Brown will be eligible to receive under the SRP at age 65 are $199,000 and $207,000 respectively; such amounts are based on certain assumptions respecting their future compensation amounts and the amounts of AMC contributions under other plans, and actual amounts received by such individuals under the SRP may be different than those estimated.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

    Mr. Stanley H. Durwood has an employment agreement with the Company and AMC dated January 26, 1996 retaining him as Chairman, Chief Executive Officer and President. It provides for an annual base salary of no less than $500,000, plus payments and awards under the Company's Executive Incentive Program ("EIP"), the Company's 1994 Stock Option and Incentive Plan and other bonus plans in effect for Executive Officers at a level reflecting his position, plus such other amounts as may be paid under any other compensatory arrangement as determined in the sole discretion of the Compensation Committee. Mr. Durwood's current annual base salary is $510,000. The Company has also agreed to use its best efforts to provide Mr. Durwood up to $5,000,000 in life insurance and to pay the premiums thereon and taxes resulting from such payment. Mr. Durwood's employment agreement has a term of three years and is automatically extended one year on its anniversary date, January 26, so that as of such date each year the agreement has a three-year term. The employment agreement is terminable without severance if he engages in intentional misconduct or a knowing violation of law or breaches his duty of loyalty to the Company. The agreement also is terminable
(i) by Mr. Durwood, in the event of the Company's breach, and (ii) by the Company, without cause or in the event of Mr. Durwood's death or disability, in each case with severance payments equal to three times the sum of his annual base salary in effect at the time of termination plus the average of annual incentive or discretionary cash bonuses paid during the three fiscal years preceding the year of termination. The Company may elect to pay such severance payments in monthly installments over a period of three years or in a lump sum after discounting such amount to its then present value. The aggregate amount payable under this employment agreement, assuming termination with severance occurred as of September 26, 1996, was approximately $1,923,000.

    Messrs. Philip M. Singleton and Peter C. Brown each have employment agreements with AMC dated September 26, 1994, providing for annual base salaries of no less than $266,000 and $227,000, respectively, and bonuses resulting from the EIP or other bonus arrangement, if any, as determined from time to time at the sole discretion of the Compensation Committee upon the recommendation of the Chairman of the Board. The current annual base salaries of Messrs. Singleton and Brown are $285,700 and $255,000, respectively. Each employment agreement has a term of two years. On each September 27, commencing in 1995, one year shall be added to the term of each employment agreement, so that each employment agreement shall always have a two-year term as of each anniversary date. Each employment agreement terminates without severance upon such employee's resignation, death or his disability as defined in his employment agreement, or upon AMC's good faith determination that such employee has been dishonest or has committed a breach of trust respecting AMC. AMC may terminate each employment agreement at any time, with severance payments in an amount equal to twice the annual base salary of such employee on the date of termination. Each employee may terminate his employment agreement if Mr. Stanley H. Durwood shall fail to control AMC as defined in the employment agreement and receive severance payments in an amount equal to twice his annual base salary on the date of termination. AMC may elect to pay any severance payments in a lump sum after discounting such amount to its then present value, or over a two-year period. The aggregate value of all severance benefits to be paid to such employee shall not exceed 299% of such employee's "base amount" as defined in the Internal Revenue Code for the five-year period immediately preceding the date of termination. The aggregate amount payable under these employment agreements, assuming termination by reason of a change of control and payment in a lump sum as of September 26, 1996, was approximately $994,000.

    Mr. Richard M. Fay has an employment agreement with AMC dated April 16, 1996, which provides for an annual base salary of $275,000 and, in the first year of the employment agreement, an additional $50,000 for costs associated with relocation. Mr. Fay's current annual base salary is $275,000. Mr. Fay is also eligible to receive payments resulting from the EIP or other bonus arrangement, if any, as determined from time to time in the sole discretion of the Compensation Committee of the Board of Directors of AMC upon the recommendation of the Chief Executive Officer of AMC. The employment agreement has a term of three years, from September 8, 1995 through September 7, 1998. The employment agreement terminates without severance upon Mr. Fay's resignation, death or disability as defined in his employment agreement, or upon AMC's good faith determination that Mr. Fay has been dishonest or has committed a breach of trust respecting AMC. AMC may terminate the employment agreement at any time, with severance payments in an amount equal to, at AMC's option, either (i) Mr. Fay's base salary per month in effect at the time of termination, payable over the remaining term of his employment, or (ii) the net present value of the monthly payments described in (i) above, payable within 30 days of the date of termination. Any severance payable to Mr. Fay shall be reduced by any wages, compensation or income, cash or otherwise, received by Mr. Fay from sources other than AMC during the remaining term of his employment agreement following the date of termination. The aggregate amount payable under this employment agreement, assuming termination with severance occurred as of September 26, 1996, was approximately $505,000.

    As permitted by the Incentive Plan, stock options and Performance Share awards granted to participants thereunder provide for acceleration upon the termination of employment within one year after the occurrence of certain change in control events, whether such termination is voluntary or involuntary, or with or without cause. See "Option Grants" and "Long-Term Incentive Plan." In addition, the Compensation Committee may permit acceleration upon the occurrence of certain extraordinary transactions which may not constitute a change of control.

    AMC maintains a severance pay plan for full-time salaried nonbargaining employees with at least 90 days of service. For an eligible employee who is subject to the Fair Labor Standards Act ("FLSA") overtime pay requirements (a "nonexempt eligible employee"), the plan provides for severance pay in the case of involuntary termination of employment due to layoff of the greater of two week's basic pay or one week's basic pay multiplied by the employee's full years of service up to no more than twelve week's basic pay. There is no severance pay for a voluntary termination, unless up to two week's pay is authorized in lieu of notice. There is no severance pay for an involuntary termination due to an employee's misconduct. Only two week's severance pay is paid for an involuntary termination due to substandard performance. For an eligible employee who is exempt from the FLSA overtime pay requirements, severance pay is discretionary (at the Department Head/Supervisor level), but will not be less than the amount that would be paid to a nonexempt eligible employee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The Compensation Committee of the Boards of Directors of the Company and AMC (the "Committee") is composed of two independent non-employee directors. The Committee is responsible for developing the executive compensation strategy of the Company and its subsidiaries and monitoring its implementation. In carrying out its responsibilities, the Committee, among other things, reviews the policies of comparable companies and consults with an independent compensation consulting firm.

    The following is a summary of the Committee's activities through the fiscal year ended March 28, 1996.

    COMPENSATION POLICY. The Company's executive compensation policy has five overall objectives:

    - To align the interests of Executive Officers and employees with those of the Company and its stockholders.

    - To link compensation to the performance of the Company as well as to the individual contribution of each Executive Officer.

    - To maintain total direct compensation (salary plus annual incentive plus equity based compensation) rather than total annual cash compensation (salary plus annual incentive) at rates that are at the third quartile of compensation levels of comparable companies. Because of the relatively small number of motion picture exhibition companies, this comparison has included companies engaged in other businesses.

    - To increase the alignment of the interests of executives and employees with stockholder interests by providing a compensation package for executives and employees that includes an appropriate portion of equity based compensation. See "Stock Incentives."

    - To   compensate  executives  at  a  level  which  is  competitive  in  the marketplace so that the Company can continue to attract, motivate and retain executives with outstanding abilities.

    The Committee has begun to shift its philosophy away from total annual cash compensation (salary plus annual incentive) and towards total direct compensation (salary plus annual incentive plus equity based compensation). The Committee intends that total direct compensation, when performance is at target levels, will be set at the third quartile of the total direct compensation market for comparable companies.

    ANNUAL BASE  SALARY.   The annual  base salary  of the  Company's  Executive
Officers was reviewed and approved by the Committee. Annual base salaries for the Company's Executive

Officers are determined with reference to a "position rate" for each of the Executive Officers. The position rate is determined by evaluating the responsibilities of the position and comparing it with that of similar positions in comparable companies as well as companies generally.

    For fiscal 1996, the Committee approved percentage increases in annual base salary for the top five most highly compensated Executive Officers that were in the aggregate slightly lower than the third quartile of total annual cash compensation of comparable companies. The Committee approved substantial percentage increases in annual base salary for three of the five most highly compensated Executive Officers; the other two received no increase in annual base salary. The increases in annual base salaries for the three Executive Officers were due primarily to their increased responsibilities with regard to the Company's international efforts beginning in fiscal 1995. Two of these Executive Officers also received promotions and other expanded responsibilities.

    ANNUAL INCENTIVE CASH BONUS. The Committee approved an Executive Incentive Program (the "EIP") in fiscal 1994 as an incentive for executives to improve the financial success of the Company. Eligible employees, including Executive Officers, are rewarded with annual incentive cash bonuses if certain performance criteria are met and/or exceeded. For fiscal 1996, the Committee determined that the performance criteria for the annual incentive cash bonus would be based upon a combination of two components; i.e., a company component and a division component, if relevant to the participant. For fiscal 1996, the company component was divided into two factors: (i) achievement of an EBITDA (earnings before interest, taxes, depreciation and amortization) target and (ii) the number of new screens added to the theatre circuit. The EBITDA target had a 65% weighting, with the number of new screens carrying a 35% weight to achieve a payout under the EIP. The division component, which applies to division and film office participants, was based upon achievement of a Division Operating Income ("DOI") target. DOI was defined as operating income less general and administrative expenses and extraordinary expenses.

    The Company achieved the maximum level of its established targets for both of the company component factors (EBITDA and new screens added to the theatre circuit) in fiscal 1996. Two of the Company's three divisions also achieved the maximum levels of the division components. The Committee reviewed and approved annual cash incentive bonuses reflecting the maximum attainment levels of the performance criteria relating to the company component and division components (where applicable). In the instance of the division that did not achieve maximum attainment of its division target, the annual cash incentive bonus was ratably reduced.

    In addition, the Committee determined that the members of the Executive Committee were to be awarded an additional five percent of their annual base salary amounts in recognition of the superior financial results achieved by the Company in fiscal 1996.

    STOCK INCENTIVES. At the Company's Annual Meeting of Stockholders held on November 10, 1994, the Company's stockholders approved the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (the "Incentive Plan"). Subsequently, certain amendments to the Incentive Plan were approved by the stockholders. Consistent with the Committee's policy of aligning the interests of its executives with those of the stockholders, the Committee intends to use the Incentive Plan to incorporate equity based awards into the ongoing compensation package for executives and employees.

    In March and June 1995, the Company made certain performance based stock awards (the "Performance Shares") and grants of non-qualified stock options (the "Stock Options") to certain

Executive Officers and other employees. The Performance Shares may be issuable to a participant at the end of a three-year performance period ending April 2, 1998. A participant's eligibility to receive the maximum number of Performance Shares issuable under an award is based one-half upon increases in "total return to stockholders" ("TRS") and one-half upon increases in the "private market value per share" ("PMVPS"). The amount of the award is based, in each case, on the extent to which increases in TRS or PMVPS exceed the increases over the same time period in the Standard and Poor's 500 Index. See "Long-Term Incentive Plan."

    Hypothetically, if the Performance Shares were based only on performance for fiscal 1996 rather than a full three-year period through fiscal 1998, participants in the Incentive Plan would have earned the maximum number of Performance Shares attainable based upon the TRS measurement and would have earned no Performance Shares based upon the PMVPS measurement, resulting in a participant's earning Performance Shares at a target level of performance. However, because the Performance Shares are not issuable until the end of a three-year performance period ending April 2, 1998, no Performance Shares under the Incentive Plan have been earned and none have been issued.

    In addition, annual Stock Options will be granted, if annual performance measurement thresholds are met, at the end of each fiscal year for a three-year period. A participant's eligibility to be granted the maximum number of Stock Options attainable is also based one-half upon increases in TRS and one-half upon increases in PMVPS. The amount of the grant is based, in each case, on the extent to which increases in TRS or PMVPS exceed the increases over the same time period in the Standard and Poor's 500 Index.

    For fiscal 1996, participants in the Incentive Plan earned the maximum number of Stock Options attainable based upon the TRS measurement and earned no Stock Options based upon the PMVPS measurement, resulting in grants to participants at a target level of performance. Subsequent to the end of the fiscal year, the Committee reviewed, approved and granted Stock Options, pursuant to the terms and conditions of the Incentive Plan, to the plan participants.

    CEO COMPENSATION. The Committee determined that retaining Mr. Stanley H. Durwood's services is in the best interests of the Company due to Mr. Durwood's vision, innovation, knowledge and experience in the development and current leadership position of the Company in the motion picture exhibition industry. As a result, the Committee recommended to the Board of Directors that Mr. Durwood be requested to enter into an Employment Agreement (the "Agreement") with the Company and American Multi-Cinema, Inc. ("AMC") on the basis of Mr. Durwood's willingness to continue to exercise his capabilities on behalf of the Company, AMC and their subsidiaries. The Agreement was executed in fiscal 1996 and employs Mr. Durwood as Chief Executive Officer of the Company and AMC, with Mr. Durwood continuing to serve as President and Chairman of the Board of the Company and AMC. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

    Mr. Durwood's fiscal 1996 annual base salary and annual incentive cash bonus were reviewed and approved by the Committee. See "ANNUAL BASE SALARY" and "ANNUAL INCENTIVE CASH BONUS." Mr. Durwood's increase in annual base salary was substantial due to his increased responsibilities with regard to the Company's international efforts beginning in fiscal 1995. Mr. Durwood's annual incentive cash bonus was equivalent to fifty-five percent of his annual base salary, the maximum attainable under the provisions of the EIP, five percent of which bonus was discretionary. The

Committee awarded the discretionary portion of Mr. Durwood's annual incentive cash bonus based on a subjective assessment, primarily as a result of superior financial results in fiscal 1996 and the continued success of the Company's growth strategy.

    Mr. Durwood also participated in the Incentive Plan and, as a result of superior financial results in fiscal 1996, was granted, subsequent to the end of the fiscal year, Stock Options for 22,500 shares of the Company's common stock. See "STOCK INCENTIVES." Additionally, the Committee, based upon its subjective assessment, awarded, subsequent to the end of the fiscal year, Stock Options for 42,500 shares of the Company's common stock to Mr. Durwood (bringing the total Stock Option grants to Mr. Durwood to the maximum allowable award in a twelve month period, or 65,000 shares) in recognition of superior financial results in fiscal 1996 and the continued success of the Company's growth strategy.

    IMPACT OF INTERNAL REVENUE CODE SECTION 162(M). During 1993, Section 162 of the Internal Revenue Code of 1986, as amended (the "Code") was amended with respect to the tax deductibility of executive compensation. Under the Code, publicly-held companies such as the Company may not deduct compensation paid to certain Executive Officers to the extent that an executive's compensation exceeds $1,000,000 in any one year. Although the Committee has attempted to design the Company's executive compensation programs so that compensation received pursuant to the compensation programs will be deductible under Section 162(m) of the Code, in certain circumstances, it may not be possible or practicable or in the Company's best interests to so qualify compensation programs. In any event, the Committee anticipates that, in most instances, treatment under Section 162(m) of the Code will not be an issue because generally no Executive Officer's compensation will exceed $1,000,000 in any one year.

                                          COMPENSATION COMMITTEE

                                          Charles J. Egan, Jr.

                                          Paul E. Vardeman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Executive Committee recommended to the Compensation Committee for its review and approval the annual base salaries of Executive Officers other than the named Executive Officers. The members of the Executive Committee were Messrs. Stanley H. Durwood, Philip M. Singleton and Peter C. Brown.

    Mr Paul E. Vardeman, a member of the Compensation Committe, is a director, officer and shareholder of Polsinelli, White, Vardeman & Shalton, P.C. During the last fiscal year, a subsidiary of AMC retained Polsinelli, White, Vardeman & Shalton, P.C. to provide certain legal services.

STOCK PERFORMANCE GRAPH

    THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Standard and Poor's Corporation Composite 500 Index and with a selected peer group of three companies engaged in the motion picture exhibition industry, for the period of five fiscal years commencing March 28, 1991, and ending March 28, 1996. The comparison assumes $100 was invested on March 28, 1991, in the Company's Common Stock and in each of the foregoing indices, and further assumes the reinvestment of dividends.

    The peer group companies selected by the Company are Carmike Cinemas, Inc., Cineplex Odeon Corporation and GC Companies, Inc. This peer group differs slightly from the peer group presented in last year's proxy statement (the "former peer group") in that GC Companies, Inc.'s predecessor, Harcourt General, Inc., now is not included for the period prior to its spin-off of GC Companies, Inc. The Company believes the present peer group composed of other motion picture exhibition companies offers a better comparison by excluding the other lines of business engaged in by Harcourt General, Inc. prior to its spin-off of GC Companies, Inc.

    With respect to the former peer group index, the peer group companies for 1992 and fiscal 1993 were Carmike Cinemas, Inc., Cineplex Odeon Corporation and Harcourt General, Inc. In December 1993, Harcourt General, Inc. spun off its motion picture theatre business into a newly formed company, GC Companies, Inc. Holders of Harcourt General, Inc. stock received one share of GC Companies, Inc. stock for each ten shares of Harcourt General, Inc. For fiscal 1994, the peer group companies were Carmike Cinemas, Inc., Cineplex Odeon Corporation, Harcourt General, Inc. and GC Companies, Inc. To calculate the return for Harcourt General, Inc. for fiscal 1994, the Company added to the value of each share of Harcourt General, Inc., one-tenth of the value of a share of GC Companies, Inc. stock as of March 31, 1994. For fiscal 1995 and 1996, the peer group companies were Carmike Cinemas, Inc., Cineplex Odeon Corporation and GC Companies, Inc.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              AMC      PEER GROUP    S&P 500     FORMER PEER GROUP
1991             100           100         100                   100
1992              78            90         111                   102
1993             168            56         127                   131
1994             232            97         134                   148
1995             253            85         151                   171
1996             514            85         199                   172

LEGAL PROCEEDINGS

    The following paragraphs summarize significant litigation and proceedings to which the Company is a party.

    IN RE: AMC SHAREHOLDER DERIVATIVE LITIGATION, CHANCERY COURT FOR NEW CASTLE COUNTY, DELAWARE (CIVIL ACTION NO. 12855). On February 15, 1995, the court ordered the consolidation of two derivative actions filed against four directors of the Company, Messrs. Stanley H. Durwood, Edward D. Durwood, Paul E. Vardeman and Charles J. Egan, Jr., and one of its former directors, Mr. Phillip Ean Cohen. The two cases were originally filed on January 27, 1993, by Mr. Scott C. Wallace and on April 16, 1993, by Mr. James M. Bird, respectively. On December 8, 1994, the court, pursuant to a stipulation by the parties, entered an order approving Mr. Wallace's withdrawal as a derivative plaintiff, granting the motion for intervention filed by Mr. Philip J. Bogosian, Auginco, Mr. Norman M. Werther and Ms. Ellen K. Werther, and authorizing the filing of the intervenors' complaint. The intervenors' complaint includes substantially the same allegations as the Wallace and Bird complaints. The two actions, as consolidated, are referred to below as the "Derivative Action."

    In the Derivative Action, plaintiffs allege breach of fiduciary duties of care, loyalty and candor, mismanagement, constructive fraud and waste of assets in connection with, among other allegations, the provision of film licensing, accounting and financial services by American Associated Enterprises, a partnership beneficially owned by Mr. Stanley H. Durwood and members of his family, to the Company, certain other transactions with affiliates of the Company, termination payments to a former officer of the Company, certain transactions between the Company and National Cinema Supply Corporation, and a fee paid by a subsidiary of the Company to Mr. Cohen in connection with a transaction between the Company and TPI Entertainment, Inc. The Derivative Action seeks unspecified money damages and equitable relief and costs, including reasonable attorney's fees.

    On February 9, 1995, the defendants filed a motion to dismiss the Derivative Action. Discovery has been stayed pending resolution of the motion to dismiss.

    On October 10, 1996, counsel for the parties in the Derivative Action entered into a Stipulation and Agreement of Compromise and Settlement (the "Settlement Agreement") providing for, among other things (i) the discharge of claims against the defendants, (ii) the nomination of two additional outside directors to serve on the Company's Board of Directors and the voting of the shares owned by Durwood family members for such nominees in the same proportion as votes cast by all stockholders not affiliated with the Company, its directors and officers, (iii) the sale by members of the Durwood family in an underwritten secondary offering (which will only be made by means of a prospectus) of 3 million shares of the Company's common stock within 12 months after consummation of the proposed merger referred to below, and (iv) the payment by defendants of an aggregate of approximately $1.3 million to persons who were holders of the Company's common stock on January 2, 1996, other than the defendants, Durwood, Inc. or members of the Durwood family.

    The obligation to nominate the additional outside directors would continue for three years, and during this time such directors would be empowered to approve (i) certain transactions between the Company and members of the Durwood family and (ii) together with either of the directors who presently serves on the Company's Audit Committee, all other related-party transactions with certain other affiliates of the Company.

    The Settlement Agreement will require court approval and is conditioned upon, among other things, the consummation of a proposed merger between the Company and Durwood, Inc., which is presently being negotiated.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS

    The following table sets forth certain information as of September 26, 1996, with respect to beneficial owners of five percent or more of any class of the Company's voting securities:

                                                               NUMBER OF SHARES
                                                                 BENEFICIALLY        PERCENT
TITLE OF CLASS       NAME AND ADDRESS OF BENEFICIAL OWNER            OWNED          OF CLASS
---------------  --------------------------------------------  -----------------  -------------
Common Stock     Durwood, Inc.(1)                                2,641,951(2)          40.3%(2)
                 106 West 14th Street
                 Kansas City, MO 64105
                 Stanley H. Durwood(1)                           2,653,351(2)(3)       40.4%(2)
                 106 West 14th Street
                 Kansas City, MO 64105
                 Brian H. Durwood(1)                             2,641,951(2)          40.3%(2)
                 655 N.W. Altishan Place
                 Beaverton, OR 97006
                 Edward D. Durwood(1)                            2,641,951(2)          40.3%(2)
                 3001 West 68th Street
                 Shawnee Mission, KS 66208
                 Peter J. Durwood(1)                             2,641,951(2)          40.3%(2)
                 666 West End Avenue
                 New York, NY 10025
                 Thomas A. Durwood(1)                            2,641,951(2)          40.3%(2)
                 P.O. Box 7208
                 Rancho Santa Fe, CA 92067
                 Elissa D. Grodin(1)                             2,641,951(2)          40.3%(2)
                 187 Chestnut Hill Road
                 Wilton, CT 06897
                 Carol D. Journagan(1)                           2,641,951(2)          40.3%(2)
                 1323 Granite Creek Drive
                 Blue Springs, MO 64015
                 Sandler Capital Management                        285,500(4)           4.4%
                 767 5th Avenue
                 New York, NY 10153
                 The Equitable Companies Incorporated              615,424(5)           8.6%(5)
                 787 Seventh Avenue
                 New York, NY 10019
                 Ryback Management Corporation                   1,684,865(6)          20.5%(6)
                 7711 Carondelet Ave.
                 St. Louis, MO 63105
Class B Stock    Durwood, Inc.(1)                               11,157,000(2)         100.0%
                 106 West 14th Street
                 Kansas City, MO 64105

-------------------

    (1)A revocable inter-vivos trust and a revocable voting trust established by Mr. Stanley H. Durwood for the benefit of Mr. Stanley H. Durwood hold approximately 75% of the voting power of the outstanding capital stock of Durwood, Inc. ("DI"). American Associated Enterprises ("AAE"), a Missouri limited partnership of which Mr. Stanley H. Durwood is the limited partner and his six children, Mr. Edward D. Durwood, Mrs. Carol D. Journagan, Mr. Thomas A. Durwood, Mrs. Elissa D. Grodin, Mr. Brian H. Durwood and Mr. Peter J. Durwood, are the general partners, holds approximately 25% of the voting power of DI's outstanding capital stock. Mr. Stanley H. Durwood is the sole director of DI and is Chairman of the Board, Chief Executive Officer, President and a Director of the Company and AMC.

    Mr. Durwood has sole voting power over the shares of the Company held by DI but may be deemed to share investment power with respect to such shares with his children. As reported in the Schedule 13-D's filed by Mr. Durwood and DI and by Mr. Durwood's children and AAE, Mr. Durwood and his children have entered into an agreement (the "family agreement") expressing their intention to pursue certain transactions to dissolve AAE and to cause shares of the Company held by DI to be distributed to members of the Durwood family through a merger of DI into the Company. Thereafter, the family intends to sell 3,000,000 shares of Common Stock in a public offering which will be made only by means of a prospectus. If the proposed transactions are consummated, Mr. Durwood will retain approximately 4.5 million shares (or 100%) of the Company's Class B Stock and each of his children will retain approximately 1,000,000 shares (aggregating approximately 47.5%) of the Company's Common Stock. Based on voting shares outstanding as of September 26, 1996, the shares to be retained by Mr. Durwood will represent approximately 77.4% of the combined voting power of the Company's voting stock. However, provisions of the family agreement could result in an adjustment pursuant to which Mr. Durwood would deliver additional shares to his children. The proposed transactions are subject to negotiation of a definitive merger agreement with the Company and approval of such agreement by the holders of a majority of the shares of Common Stock voting thereon, other than members of the Durwood family and certain other affiliates of the Company.

    (2)The shares of Class B Stock owned of record by DI and beneficially owned by members of the Durwood family as indicated in footnote (1) above are convertible into Common Stock on a share for share basis. The number and percentage of shares of Common Stock shown as beneficially owned do not give effect to the conversion option. Were all the shares of Class B Stock converted, there would be 17,706,489 shares of Common Stock outstanding, of which DI would own of record 13,798,951, or 78% of the outstanding shares of Common Stock.

    (3)The shares of Common Stock shown as beneficially owned by Mr. Stanley H. Durwood also included 150 shares owned by him directly and 11,250 shares subject to presently exercisable stock options.

    (4)As reported by Sandler Capital Management on Schedule 13D dated March 7, 1996.

    (5)This is the number of shares of Common Stock that would be obtained upon conversion of the Company's $1.75 Cumulative Convertible Preferred Stock reported as owned by The Equitable Companies Incorporated in Amendment No. 1 to
Schedule 13G dated February 9, 1996.

    (6)This is the number of shares of Common Stock that would be obtained upon conversion of the Company's $1.75 Cumulative Convertible Preferred Stock reported as owned by Ryback Management Corporation in Amendment No. 1 to
Schedule 13G dated January 25, 1996.

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth certain information as of September 26, 1996 with respect to beneficial ownership by Directors and Executive Officers of the Company's Common Stock and Class B Stock. The amounts set forth below include the vested portion of 495,500 shares of Common Stock subject to options under the Company's 1983 and 1984 Stock Option Plans and the 1994 Incentive Plan held by Executive Officers. Unless otherwise indicated, the persons named are believed to have sole voting and investment power over the shares shown as beneficially owned by them.

                                                                AMOUNT AND NATURE
                                                                  OF BENEFICIAL     PERCENT OF
TITLE OF CLASS             NAME OF BENEFICIAL OWNER                 OWNERSHIP          CLASS
---------------  --------------------------------------------  -------------------  -----------
Common Stock     Stanley H. Durwood                               2,653,351(1)(2)        40.4%
                 Philip M. Singleton                                130,750(2)            2.0%
                 Peter C. Brown                                     114,750(2)            1.7%
                 Richard T. Walsh                                    23,675(2)           *
                 Paul E. Vardeman                                       300              *
                 All Directors and Executive Officers as a        2,961,119(2)           43.2%
                 group (11 persons, including the individuals
                 named above)
Class B Stock    Stanley H. Durwood                              11,157,000(1)          100.0%

-------------------

    *Less than one percent.

    (1)See Notes 1 and 2 under "Security Ownership of Beneficial Owners." Mr. Stanley H. Durwood has sole voting power over the shares held by DI but may be deemed to share investment power with respect to such shares with his children. The shares of Common Stock shown as beneficially owned by Mr. Stanley H. Durwood also include 150 shares owned by him directly and 11,250 shares subject to presently exercisable stock options.

    (2)Includes shares subject to presently exercisable options to purchase Common Stock under the Company's 1983 and 1984 Stock Option Plans and the 1994 Incentive Plan, as follows: Mr. Stanley H. Durwood - 11,250 shares; Mr. Philip
M. Singleton - 114,750 shares; Mr. Peter C. Brown - 114,750 shares; Mr.  Richard
T. Walsh - 23,625; and all Executive Officers as a group 300,750 shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who own more than 10% of the Company's Common Stock and $1.75 Cumulative Convertible Preferred Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American and Pacific Stock Exchanges. Executive Officers, Directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 1996 its Executive Officers, Directors and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

CERTAIN TRANSACTIONS

    Since its formation, the Company and AMC have been members of an affiliated group of companies (the "DI affiliated group") beneficially owned by Mr. Stanley
H. Durwood and members of his family. Mr. Stanley H. Durwood is President, Treasurer and the sole Director of DI and Chairman of the Board, Chief Executive Officer, President and a Director of the Company and AMC. There have been transactions involving the Company or its subsidiaries and the DI affiliated group in prior years. The Company intends to ensure that all transactions with DI or other related parties are fair, reasonable and in the best interests of the Company. In that regard, the Audit Committees of the Boards of Directors of the Company and AMC review all material proposed transactions between the Company and DI or other related parties to determine that, in their best business judgment, such transactions meet that standard. The Audit Committees consist of Messrs. Vardeman and Egan, neither of whom are officers or employees of the Company or AMC nor stockholders, directors, officers or employees of DI. Set forth below is a description of significant transactions which have occurred since March 31, 1995 or involve receivables that remain outstanding as of September 26, 1996.

    Certain corporate departments of AMC perform general and administrative services for DI and its subsidiaries. AMC charged DI and its subsidiaries $116,000 for such services for fiscal 1996.

    Periodically, AMC and DI reconcile any accounts owed by one company to the other. Charges to the intercompany account have included the allocation of AMC's general and administrative expenses and payments made by AMC on behalf of DI. The largest balance owed by DI and its subsidiaries to AMC since the beginning of fiscal 1996 was $795,000. As of September 26, 1996, DI and its subsidiaries owed AMC $2,700.

    Ms. Marjorie D. Grant, a Vice President of AMC and the sister of Mr. Stanley
H. Durwood, has an employment agreement with the Company providing for an annual base salary of no less than $110,000, an automobile and, at the sole discretion of the Chief Executive Officer of the Company, a year-end bonus. Ms. Grant's current annual base salary is $110,000. Ms. Grant's employment agreement, executed July 1, 1996, terminates on June 30, 1999, or upon her death or disability. The agreement provides that in the event Mr. Stanley H. Durwood fails to control the management of the Company by reason of its sale, merger or consolidation, or because of his death or disability, or for any other reason, then the Company and Ms. Grant would each have the option to terminate the agreement. In such event, the Company would pay to Ms. Grant in cash a sum equal to the aggregate cash compensation, exclusive of bonus, to the end of the term of her employment under the agreement, after discounting such amount to its then present value using a discount rate equal to the prime rate of interest published in THE WALL STREET JOURNAL on the date of termination. The aggregate amount payable under the employment agreement, assuming termination by reason of a change of control and payment in a lump sum as of September 26, 1996, was approximately $270,000.

    Since July 1992, Mr. Jeffery W. Journagan, a son-in-law of Mr. Stanley H. Durwood, has been employed by a subsidiary of the Company. Mr. Journagan's current salary is approximately $75,000 and he received a bonus for fiscal 1996 in the amount of $21,600.

    AMC loaned $200,000 in January 1987 to Mr. Donald P. Harris, one of the named Executive Officers in fiscal 1995, in connection with the purchase of his principal residence. The employment of Mr. Harris by the Company or its affiliates ceased effective as of October 1, 1995. Mr. Harris paid AMC $110,249, the remaining amount of the principal and accrued interest on the loan, on October 1, 1995. The largest principal amount outstanding on the note during fiscal 1996 was $200,000.

    The Company and Mr. Edward D. Durwood entered into an Agreement and General Release effective October 5, 1995, pursuant to which Mr. Durwood was terminated as President, Vice Chairman of the Board and Director of the Company and AMC upon the recommendation of the Compensation Committee without cause with the consent of the Company's Board of Directors. The Company paid Mr. Durwood $498,398 in severance. The Agreement and General Release also provides for mutual releases between the Company and Mr. Durwood.

    AMC and Mr. Donald P. Harris entered into an Agreement and Release effective October 1, 1995, pursuant to which Mr. Harris resigned as President - AMC Film Marketing, Inc. AMC paid Mr. Harris $467,850 in severance. Mr. Harris paid AMC $110,249, the remaining amount of the principal and accrued interest on a loan he had previously received from AMC. The Agreement and Release also provides for mutual releases between AMC and Mr. Harris.

    In November, 1995, AMC purchased the principal residence of Mr. Richard M. Fay, an Executive Officer, for $500,000. AMC is currently marketing the residence and intends to sell it.

    During fiscal 1996, the Company retained Polsinelli, White, Vardeman & Shalton, P.C., of which Mr. Vardeman, a director of the Company and AMC, is a director, officer and shareholder, to provide certain legal services to a subsidiary of AMC.

    For a description of certain employment agreements between the Company and Messrs. Stanley H. Durwood, Philip M. Singleton, Peter C. Brown and Richard M. Fay, see "Employment Contracts, Termination of Employment and Change in Control Arrangements."

FEDERAL INCOME TAXES

    DI and the Company entered into an agreement dated July 1, 1983, pursuant to which, so long as DI and the Company filed a consolidated federal income tax return, the Company paid to DI the amount of tax that would be payable calculated as if the Company filed a separate consolidated federal income tax return for such period and all prior taxable periods; provided, however, that if such return reflected a refund due to the Company, DI was obligated to pay the Company an amount equal to such refund when and if the consolidated group is able to realize the Company's tax benefit in the future. Due to the Company's issuance of the $1.75 Cumulative Convertible Preferred Stock on March 3, 1994, the Company is no longer eligible to file a consolidated federal income return with DI. The agreement still applies to all tax years for which DI and the Company previously filed a consolidated federal income tax return.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors recommends that the stockholders ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the fiscal year ending April 3, 1997. Representatives of Coopers & Lybrand L.L.P.

are expected to be present at the Annual Meeting of Stockholders, and if present, will have the opportunity to make a statement if they wish, and are expected to be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING APRIL 3, 1997.

3. AMENDMENTS TO 1994 STOCK OPTION AND INCENTIVE PLAN

GENERAL

    The Board of Directors recommends to the stockholders for their approval and adoption the Proposed Amendments (as such term is defined below) to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (as heretofore amended, the "Incentive Plan"). The approval by an affirmative vote of the holders of a majority of the Company's outstanding shares of stock present at the Annual Meeting of Stockholders in person or by proxy is required for adoption of the Proposed Amendments. Abstentions will be counted in the tabulation of votes cast on the Proposed Amendments and will have the same effect as negative votes. Broker non-votes will not be counted in determining whether the Proposed Amendments are approved.

    The  Company's Executive Officers and  directors, other than Messrs. Charles
J. Egan, Jr. and Paul E. Vardeman, and, if they are elected, Messrs. William T. Grant, II and John P. Mascotte, are eligible to participate in the Incentive Plan and certain of them are expected to receive Awards based on the Proposed Amendments. Therefore, such Executive Officers and directors may be deemed to have an interest in the Proposed Amendments.

    Set forth below are summaries of the Proposed Amendments and of the Incentive Plan, after giving effect to the Proposed Amendments. THE COMPLETE TEXT OF THE INCENTIVE PLAN, SHOWING THE CHANGES MADE BY THE PROPOSED AMENDMENTS, IS SET FORTH AS EXHIBIT A TO THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF THE MATERIAL FEATURES OF THE INCENTIVE PLAN AND THE PROPOSED AMENDMENTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT
A. Capitalized terms not otherwise defined herein shall have the same meanings set forth in Exhibit A.

THE PROPOSED AMENDMENTS

    The Board of Directors has approved the amendment of Sections 2.19, 2.24, 3.2, 5.1, 10, 11.1, 12, 19, 20.1, 22.2 and 24 of the Incentive Plan and the
deletion of Sections 2.27 and 22.3 thereof (collectively, the "Proposed Amendments"). The Proposed Amendments were recommended to the Board by the Compensation Committee of the Company's Board of Directors (the "Committee"), which is responsible for the administration of the Incentive Plan. Certain of these changes require stockholder approval under the provisions of the Incentive Plan because they may be deemed to materially increase benefits to participants. Certain changes also require stockholder approval under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder, because they involve material terms of performance goals, as defined by such regulations.

    The changes to Sections 2.19, 2.24, 10, 19 and 22.2 effected by the Proposed Amendments and the deletion of Sections 2.27 and 22.3 arise from recent amendments to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as a result of which certain existing restrictions in the Incentive Plan are no longer required under Rule 16b-3. If the Proposed Amendments are approved, outstanding Awards will be deemed amended accordingly without further action required by the Company or recipients.

    Under existing Sections 2.24 and 10, Awards are not transferrable except by will or the laws of descent or distribution or pursuant to a qualified domestic relations order. If the Proposed Amendments are approved, other transfers may be made with the prior approval of the Committee. Presently the Committee has not determined under what circumstances it would permit an Award to be transferred to a recipient, but seeks to amend the Plan so that it will have the flexibility permitted by the recent amendments to Rule 16b-3.

    The existing provisions of Sections 22.2 and 22.3 permit participants who receive Stock Awards or who exercise Stock Options to satisfy their tax withholding obligations by electing to surrender to the Company a portion of the Shares that they would otherwise receive under their Award. The election is subject to Committee disapproval, must be irrevocable, and if made by an officer generally must either be made six months in advance of the applicable Tax Date or during a Window Period, as defined in the Incentive Plan. As a result of the amendments to Rule 16b-3, these limitations on exercise are no longer required, and the Proposed Amendments will eliminate all of them except that provision is retained for Committee approval of such elections. This power may be exercised on a case-by-case or other basis, at the time an Award is made or upon exercise, as determined by the Committee.

    Section 19 of the Incentive Plan currently provides that no amendments will be made to the Plan which require stockholder approval under Rule 16b-3. As amended, Rule 16b-3 no longer requires stockholder approval of Plan amendments, and in lieu of the existing requirement the Company proposes that Section 19 be modified so that no changes requiring stockholder approval under Section 162(m) of the Code will be made without such approval. This change is consistent with the existing philosophy of the Committee. Under current regulations promulgated under the Code, changes to the material terms of the Incentive Plan, including the employees eligible to participate, the business criteria upon which performance goals might be based and the maximum amount of compensation payable to an employee under the Incentive Plan if performance goals are met, must be approved by stockholders for performance based compensation to qualify under
Section 162(m) of the Code. See "Federal Income Tax Consequences of the Incentive Plan - Limitation on Deductibility."

    The  changes to Sections 3.2, 11.1, 12 and  24 and certain of the changes to
Section 5.1 of the Incentive Plan effected by the Proposed Amendments result from the desire of the Compensation Committee to introduce a performance based deferred compensation program under the Incentive Plan in fiscal year 1998 utilizing Performance Units. Awards under this program would be paid in cash, subject to the satisfaction by the Company over a 12 month or longer performance period of performance goals established by the Committee. Notwithstanding that the performance goals are met, Awards under this program would not vest (except in the event of involuntary termination without cause, death, disability retirement or upon the occurrence of certain change in control events) until recipients reach age 55 and have at least 15 years of service with the Company. Prior to commencement of the applicable performance period with respect to which such a Performance Unit Award is made, participants will be permitted to elect to defer payment of the Award to some date after the date of vesting, provided (i) there may be only one payment per Performance Unit Award, (ii) between ages 55 and 65, only one Award can be paid each year, (iii) Awards earned after 65 will be paid when earned, if then vested, (iv) any deferred amount not paid prior to age 75 will be paid at age 75, and (v) Awards will be paid in lump sum upon termination without cause, upon a change in control or death, and, at the discretion of the Committee, upon disability or early retirement.

    If one of the proposed performance based deferred compensation Performance Unit Awards is earned through satisfaction of performance goals, it would earn interest at the prime rate from the date the performance goal is satisfied until paid. However, the amount paid (including interest) to an employee under an Award could not exceed the Incentive Plan's limitation for cash Awards under Performance Units granted during any 12 month period.

    To facilitate the proposed performance based deferred compensation program, the Company proposes to amend Section 5.1 of the Incentive Plan so that the limitation on cash Awards applies to the amount of cash Awarded under Performance Units granted during a 12 month period, instead of to the amount of cash received during such period. As proposed, the limitation in Section 5.1 would apply to interest earned during the deferral period. In connection with the proposed program, the Company also proposes to amend Section 5.1 by raising the annual and aggregate Incentive Plan limits for cash amounts from $400,000 and $2,000,000, respectively, to $800,000 and $2,500,000, respectively. This change results primarily from the inclusion of interest earned during a deferral period on Performance Unit Awards. This change also will facilitate using the Incentive Plan for other annual incentive cash awards that are consistent with the Company's compensation policy.

    Two changes to Section 11 are necessary to effect the proposed performance based deferred compensation program. Under the existing provisions, termination of employment without cause results in forfeiture of a Performance Unit, and a proposed amendment to Section 11(e) is necessary to prevent forfeiture of a Performance Unit in such event. As indicated above, the intent of the Committee is that in such instances a recipient's rights in a performance based deferred compensation Performance Unit Award will vest and payment will be made on a lump-sum basis (assuming the performance goals for the Award are met before termination).

    In addition, under the existing provisions of the Incentive Plan, amounts due under Performance Units are payable upon death, disability or retirement, based on the extent to which performance goals have been met, measured through the date of termination. The change to Section 11.1(f) is sought to give the Committee greater flexibility in developing Performance Unit Awards, so that retirement is not an automatic vesting event without 15 years of service and so that upon retirement, performance-based deferred compensation Performance Unit Awards will not automatically be paid in a lump sum when a participant has made another payment election.

    The changes to Sections 3.2, 12 and 24 of the Incentive Plan effected by the Proposed Amendments are conforming amendments resulting from the intention to have such provisions apply to Performance Units as well as Stock Awards. Thus, pursuant to the Proposed Amendments, the Committee is given express power to determine the amount of such Awards; under Section 12, restrictions on such Awards will lapse upon occurrence of a Change of Control Event; and under
Section 24, such Awards as to which all restrictions have lapsed will not be subject to forfeiture even if the participant is terminated for cause.

    The change to Section 20.1 of the Incentive Plan effected by the Proposed Amendments is intended to permit the Committee to modify performance objectives to prevent dilution or enlargement of Awards in the event of changes in the corporate structure or shares of the Company. This authority complements the Committee's existing authority to make changes in the number of Shares covered by Awards in such events.

DESCRIPTION OF THE INCENTIVE PLAN (AFTER GIVING EFFECT TO PROPOSED AMENDMENTS)

GENERAL

    The Incentive Plan permits three basic types of Awards: (i) grants of stock options which are either incentive stock options ("ISOs") as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-ISOs ("Non-Qualified Stock Options"), (ii) grants of stock Awards ("Stock Awards"), which may be either performance stock Awards ("Performance Stock Awards") or restricted stock Awards ("Restricted Stock Awards"), and (iii) performance unit Awards ("Performance Units").

    Under the Incentive Plan, the Committee is authorized to grant ISOs, Non-Qualified Stock Options and Stock Awards entitling recipients to receive up to an aggregate of 1,000,000 shares of the Company's 66 2/3 CENTS par value Common Stock, in accordance with the Plan, without further authorization from the stockholders. The Committee is also authorized to make Awards of Performance Units, which are payable only in cash and are valued by reference to designated criteria, other than shares of Common Stock, which may be established by the Committee. Under the Incentive Plan as modified by the Proposed Amendments, no grantee may receive under the Incentive Plan options to acquire more than 325,000 shares of Common Stock, Stock Awards entitling the grantee to receive more than 150,000 shares of Common Stock or Performance Units for cash Awards aggregating more than $2.5 million, and during any 12 month period, no grantee may receive options to acquire more than 65,000 shares of Common Stock or Performance Units for cash Awards aggregating more than $800,000. No grantee may receive a Stock Award or Awards entitling the grantee to receive free of conditions more than 30,000 shares of Common Stock with respect to any 12 month period, but determined on an annualized basis so that more than 30,000 shares may be received at one time free of conditions with respect to performance periods exceeding 12 months' duration.

    Stock Awards and Performance Unit Awards made to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") generally will be based on the attainment during a performance period of 12 months' duration or more of one or more performance goals as established by the Committee not later than 90 days after the start of each performance period with respect to which such an Award is made. The Committee must certify that the performance goals have been achieved before payment of any such Award. Performance goals established by the Committee shall be based upon, as the Committee deems appropriate, one or more of the following business criteria: (i) Company or subsidiary EBITDA (earnings before interest, taxes, depreciation and amortization); (ii) Company or subsidiary earnings or earnings per share; (iii) public market prices of Shares; (iv) division operating income, or "DOI" (operating income less general and administrative expenses and extraordinary expenses); (v) division level EBITDA (DOI less national film, home office and international general and administrative expenses plus capitalized lease adjustments); (vi) private market value of Shares on a fully-diluted basis (assuming full exercise of all outstanding shares of preferred stock, Class B stock, options and other rights to acquire Shares), based on a constant multiple of theatre level EBITDA (Company EBITDA less

National Cinema Network, Inc. EBITDA), plus the book value of National Cinema Network, Inc., cash, cash equivalents and investments and investments in other long-term assets, less corporate borrowings, capitalized lease obligations and the carrying value of minority interests; (vii) return to stockholders, measured by increases in the market value of an investment in Shares, assuming reinvestment of dividends received; and (viii) return on assets within a participant's span of responsibility. The Committee may, in its discretion, determine whether an Award will be paid under any one or more of the business criteria. In setting performance goals, such criteria may be measured against one or more of the following: (i) the prior year's or years' performance of the Company, a subsidiary, a division or other operations-based unit or span of a participant's responsibility; (ii) the performance of a broad based group of stocks such as, but not limited to, the Standard and Poor's 500 Index; and (iii) the performance of a peer group of two or more companies. Such performance goals may be, but need not be, different for each performance period.

    The Committee may set different (or the same) goals for different grantees and for different Awards, and performance goals may include standards for threshold (minimum) attainment, target attainment and maximum attainment. In all cases, however, performance goals include a threshold (minimum) performance standard below which no part of the relevant Award will be earned. The Committee may reduce the amount of, or eliminate, a performance goal based Award that would otherwise be payable but may not increase the compensation payable under an Award otherwise due upon attainment of a performance goal.

ELIGIBILITY

    Employees of the Company or its subsidiaries who are corporate or field executives or senior managers, including Executive Officers, and other managers, including field and theatre managers, are eligible for Awards under the Incentive Plan. All officers of the Company are considered employees for this purpose whether or not they are also directors. Directors who are not also employees, however, are not eligible for Awards under the Incentive Plan. Awards may be made without regard to prior Awards made under the Incentive Plan or any other plan or participation in any other benefit plan of the Company or its subsidiaries. Presently there are approximately 45 officers (including three directors) and approximately 350 other employees of the Company and its subsidiaries eligible to participate in the Incentive Plan.

AWARDS MADE AND PRESENTLY PROPOSED UNDER INCENTIVE PLAN

    PAST AWARDS. The following tables provide certain information concerning Performance Shares and Non-Qualified Stock Options awarded to date under the Incentive Plan to (i) each of the persons identified in the Summary Compensation Table, (ii) all current executive officers of the Company as a group, (iii) all current directors and nominees for director who are not executive officers, as a group, (iv) all current employees, including officers who are not executive officers, as a group, and (v) associates of directors, executive officers and nominees for director, as a group.

                                               PERFORMANCE
                                                OR OTHER              ESTIMATED FUTURE PAYOUT
                                                PERIOD OF               (NUMBER OF SHARES)
                                  NUMBER OF   MATURATION OR  -----------------------------------------
NAME                             SHARES(1)(2)   PAYOUT(3)    THRESHOLD(#)    TARGET(#)    MAXIMUM(#)
-------------------------------  -----------  -------------  -------------  -----------  -------------
Stanley H. Durwood.............      90,000      1996-98          30,000        45,000        90,000
Philip M. Singleton............      18,000      1996-98           6,000         9,000        18,000
Peter C. Brown.................      18,000      1996-98           6,000         9,000        18,000
Richard T. Walsh...............       9,000      1996-98           3,000         4,500         9,000
Frank T. Stryjewski(4).........           0        --                  0             0             0
All current executive officers,
as a group.....................     153,000      1996-98          51,000        76,500       153,000
Current directors and nominees
for director who are not
executive officers, as a
group..........................           0        --                  0             0             0
All current employees who are
not executive officers, as a
group..........................      39,000      1996-98          13,000        19,500        39,000
Associates of directors,
executive officers and nominees
for director, as a group.......           0        --                  0             0             0

-------------------

    (1)Maximum

    (2)The Performance Share Awards shown in the table are based on return to stockholders and private market value per share. The actual number of shares received by participants under such Awards will be based on changes in such criteria over the performance period as measured against changes in the Standard and Poor's 500 Index over such period. For a more detailed description of the conditions which must be met before shares may be received under the Performance Share Awards referred to in the preceding table, see "Long-Term Incentive Plan."

    (3)Fiscal Years.

    (4)When his employment with AMC ceased, Awards made under the Incentive Plan to this individual lapsed unexercised and are therefore not included in this table.

                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                              NUMBER                                    ANNUAL RATES OF
                          OF SECURITIES                             STOCK PRICE APPRECIATION
                            UNDERLYING    EXERCISE OR                   FOR OPTION TERM
                           OPTIONS/SARS      BASE      EXPIRATION   ------------------------
NAME                      GRANTED(#)(1)   PRICE($/SH)     DATE         5%($)       10%($)
------------------------  --------------  -----------  -----------  -----------  -----------
Stanley H. Durwood......        22,500     $  11.750      03/29/05  $   166,265  $   421,414
                                42,500        24.500      04/03/06      654,842    1,659,753
                                22,500        26.375      05/16/06      373,213      945,939
Philip M. Singleton.....         4,500        11.750      03/29/05       33,253       84,283
                                 4,500        26.375      05/16/06       74,643      189,188
Peter C. Brown..........         4,500        11.750      03/29/05       33,253       84,283
                                 4,500        26.375      05/16/06       74,643      189,188
Richard T. Walsh........         2,250        14.500      06/28/05       20,518       52,004
                                 2,250        26.375      05/16/06       37,321       94,594
Frank T.
Stryjewski(2)...........             0        --           --           --           --
All current executive
officers, as a group....      a-31,500      a-11.750    a-03/29/05   a- 232,771   a- 589,980
                              b- 7,500      b-14.500    b-06/28/05   b-  68,394   b- 173,348
                              c-42,500      c-24.500    c-04/03/06   c- 654,842  c-1,659,753
                              d-39,000      d-26.375    d-05/16/06   d- 646,903  d-1,639,629
Current directors and
nominees for director
who are not executive
officers, as a group....             0        --           --           --           --
All current employees
who are not executive
officers, as a group....      a-11,250      a-14.500    a-06/28/05    a-102,591    a-260,023
                              b-11,250      b-26.375    b-05/16/06    b-186,606    b-472,971
Associates of directors,
executive officers and
nominees for director,
as a group..............             0        --           --           --           --

-------------------

    (1)For a summary of the vesting provisions of the options granted, see "Option Grants."

    (2)Because  his  employment  with  AMC  ceased,  options  granted  to   this
individual expired unexercised and are therefore not included in the table.

    PROPOSED AWARDS. As part of a three year program, the Committee presently intends to grant additional performance based Non-Qualified Stock Options to certain employees of the Company and its subsidiaries. These grants may be made annually based on the Company's performance against annual goals for fiscal years 1997 through 1998. Presently it is anticipated that the performance goals and business criteria that will be used in determining the amount of options to be granted under this component of the program for fiscal 1997 will be the same as those that the Committee has used to grant Performance Shares. See "Long-Term Incentive Plan".

However, unlike the Performance Shares, which will be Awarded based upon performance over the entire three year period, any such option grants that are made will be based on annual performance for a fiscal year.

    The following table shows the threshold, target and maximum number of options which the Committee presently intends to grant with respect to fiscal 1997 under the Incentive Plan to (i) each of the persons currently in the Company's employ identified in the Summary Compensation Table, (ii) all current executive officers of the Company, as a group, (iii) all current directors and nominees for director who are not executive officers, as a group, (iv) all current employees, including officers who are not executive officers, as a group, and (v) associates of directors, executive officers and nominees for directors, as a group. However, the Committee may determine to grant different amounts or types of Awards to participants under the Incentive Plan, or to base such Awards on different performance goals or business criteria, or to make no Awards, and participants will have no rights under any such Awards until they are made by the Committee.

                                                                  PRESENTLY ESTIMATED NUMBER
                                                                     OF PERFORMANCE-BASED
                                                                     OPTIONS WHICH MAY BE
                                                                    GRANTED FOR FISCAL 1997
                                                              -----------------------------------
NAME                                                           THRESHOLD    TARGET      MAXIMUM
------------------------------------------------------------  -----------  ---------  -----------
Stanley H. Durwood..........................................      15,000      22,500      45,000
Philip M. Singleton.........................................       3,000       4,500       9,000
Peter C. Brown..............................................       3,000       4,500       9,000
Richard T. Walsh............................................       1,500       2,250       4,500
All current executive officers, as a group..................      29,000      43,500      87,000
Current directors and nominees for director who are not
executive officers, as a group..............................           0           0           0
All current employees who are not executive officers, as a
group.......................................................      11,500      17,250      34,500
Associates of directors, executive officers and nominees for
director, as a group........................................           0           0           0

    As indicated above, if the Proposed Amendments are approved the Committee intends to implement for fiscal year 1998 a performance based deferred compensation program for certain executive officers utilizing performance based deferred compensation Performance Unit Awards. Eligibility to receive an Award under this program will be based on satisfaction over a 12 month performance period of threshold, target or maximum performance goals based on Company EBITDA. Awards at each level will be based on a percentage of the recipient's base salary. Awards earned will not vest until the participant reaches 55 and has 15 years of service with the Company. Vested amounts which are deferred will be paid as the participant elects, at any time after reaching age 55 and before age 75, provided, that (i) there may be only one payment per Performance Unit Award, (ii) Awards earned after age 65 will be paid when earned, if then vested,
(iii) all deferred amounts not previously paid will be paid at age 75, and (iv) Awards will be paid in a lump sum upon termination without cause, upon certain change in control events or upon death, and, in the Committee's discretion, upon disability or early retirement. Interest will be credited annually to deferred amounts based on the average prime rate in effect during the year, provided that the amount paid to an employee with respect to Performance Unit Awards (including any such interest) granted under the Incentive Plan during any 12 month period may not exceed the Incentive Plan limitations of $800,000, or $2.5 million in the aggregate for all such Awards.

    The following table shows the threshold, target and maximum value of performance based deferred compensation Performance Units which the Committee presently intends to grant with respect to fiscal 1998 under the Incentive Plan to Messrs. Stanley H. Durwood, Philip M. Singleton and Peter C. Brown. No other Performance Unit Awards are presently intended, although the Committee may determine to grant different amounts or types of Awards to participants under the Incentive Plan, or to base such Awards on different performance goals or business criteria, or to make no Awards, and participants will have no rights under any such Awards until they are made by the Committee.

                                         VALUE OF
                                  PERFORMANCE UNIT AWARDS
                                   UPON SATISFACTION OF
                                   PERFORMANCE GOALS(1)              VALUE AT AGES 55 AND 65(2)
                            -----------------------------------  ----------------------------------
NAME                         THRESHOLD    TARGET      MAXIMUM    THRESHOLD     TARGET     MAXIMUM
--------------------------  -----------  ---------  -----------  ----------  ----------  ----------
Stanley H. Durwood........   $  35,062   $  70,125   $ 105,187      N/A         N/A         N/A

Philip M. Singleton.......      19,641      39,283      58,925   $  26,971/  $  53,942/  $  80,913/
                                                                     59,590     119,180     178,770

Peter C. Brown............      17,531      35,062      52,593   $  62,324/  $ 124,649/  $ 186,973/
                                                                    137,699     275,399     413,098

-------------------

    (1)Base salaries for fiscal 1998 have not been determined. Values are based on annual base salaries in effect for fiscal 1997.

    (2)Assumes a prime rate of 8.25% throughout the deferred period. The first value for Messrs. Singleton and Brown is at age 55, when they become eligible for early retirement, and the second value is at age 65. If Mr. Durwood receives such an Award, he will be eligible for immediate payment upon satisfaction of the performance goals because he has met the vesting requirements.

ADMINISTRATION

    The Incentive Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), consisting of not fewer than two members of the Board of Directors none of whom are employees of the Company or any of its subsidiaries. No member of the Committee is eligible to receive an Award under the Incentive Plan. The members of the Committee are appointed by the Board of Directors and serve at the discretion of the Board of Directors. See "Directors' Meetings and Committees."

    The Committee has the sole, final and conclusive power to administer, construe, and interpret the Incentive Plan and to make rules to implement the provisions thereof. The Committee is authorized among other matters to determine to whom Awards are to be granted, to designate the number of shares covered by each Award, to fix the duration of Awards, to set the time or times at which each Award may be exercised, to determine performance goals, if any, applicable to an Award, to accelerate vesting, exercise or payment of an Award and to adopt such other rules and regulations as it may deem appropriate for the administration of the Incentive Plan. The Committee may grant Awards in replacement of other Awards granted under the Incentive Plan or any other plan of the Company or any of its subsidiaries. Any expenses of administration of the Incentive Plan are borne by the Company.

    Service on the Committee constitutes service as a Director of the Company, and members of the Committee are entitled to indemnification and reimbursement as Directors of the Company, pursuant to its Bylaws and to any agreements pursuant thereto between the Company and its Directors providing for indemnification.

TYPES OF AWARDS UNDER THE INCENTIVE PLAN

    STOCK OPTIONS. A stock option, which can be either an ISO or a Non-Qualified Stock Option, is the right to purchase shares of the Company's Common Stock at a set price for a period of time in the future. Under the Incentive Plan, the purchase price of shares subject to any option must be at least 100% of their fair market value on the date of grant. "Fair market value" is defined in the Incentive Plan generally as the closing sales price of the Company's Common Stock on the date the option is granted. As defined under the Incentive Plan, the fair market value of a share of Common Stock on September 26, 1996 was $16 3/8.

    The maximum period for exercise (i.e., term) of an ISO, with the exception of any ISOs granted to a person owning more than 10% of the voting power of the Company, is ten years from the date the option was granted. With regard to ISOs granted to persons owning more than 10% of the voting power of the Company, the minimum purchase price of shares is 110% of their fair market value on the date of grant and the maximum term is five years. The term of Non-Qualified Stock Options is left to the Committee's discretion.

    The Committee can fix a shorter term for an ISO and can impose such other terms and conditions on the grant of options as it chooses, consistent with the Incentive Plan and with applicable laws and regulations which, with respect to ISOs, limit the size of individual grants. Pursuant to federal tax law and regulations in effect as of the date of this proxy statement, the aggregate fair market value of the stock for which an employee's ISOs granted after 1986 becomes exercisable for the first time during any calendar year is limited to $100,000. Options or portions of options that exceed this limit are treated as Non-Qualified Stock Options.

    Unless otherwise determined by the Committee or permitted by the Incentive Plan, no option may be exercised until the expiration of six months following the date of its grant.

    STOCK AWARDS. A Stock Award is the grant of a right to receive shares of Common Stock of the Company at a future date without the payment of cash, but conditioned upon the observance or fulfillment of stated conditions. A Stock Award may be either a "Performance Stock Award", under which the receipt of shares will be conditioned upon the attainment of performance goals by the Company, a subsidiary or a division during a performance period, or a "Restricted Stock Award", under which the receipt of shares is conditioned on the continued employment of the grantee or such other conditions as the Committee may impose, or both. Under the Plan, subject to provisions permitting acceleration, the receipt of shares by Executive Officers under Stock Awards will be conditioned upon the attainment of one or more performance goals over a performance period of 12 months' duration or longer. Unless otherwise determined by the Committee and subject to the terms of the Plan, no shares may be issued under Restricted Stock Awards unless the Grantee remains employed by the Company or a subsidiary for a period of one year after the date of grant.

    PERFORMANCE UNITS. A Performance Unit is an Award payable only in cash and valued by reference to designated criteria, other than Common Stock, which will be established by the

Committee. Subject to provisions of the Incentive Plan permitting acceleration, Performance Units granted to Executive Officers will be conditioned on the attainment of one or more performance goals during a performance period of 12 months' duration or longer.

VESTING PROVISIONS; ACCELERATION.

    The Committee may permit the accelerated exercise of stock options and the lapse or waiver of restrictions and performance goals on Stock Awards and Performance Units in the event certain transactions occur, such as a merger or liquidation of the Company, the sale of substantially all the assets of the Company, a subsidiary or a division, the sale of a majority interest in a subsidiary, the change in control of the Company or termination of a grantee's employment following a change in control. Similar provisions may apply in the case of death, disability, retirement or other terminations. For example, performance goal requirements and forfeitability restrictions on Stock Awards lapse in the event of death, disability or retirement and if a performance based Stock Award is accelerated upon the occurrence of such an event, the shares deliverable under such an Award will be determined based on the extent to which performance goals have been achieved through the date such termination or other accelerating event occurs. In addition, the Committee may permit all outstanding options held by a grantee to vest upon any termination of employment. Under the Proposed Amendments, the Committee has broad discretion to determine the basis of satisfying Performance Unit Awards upon termination of employment, death, disability or retirement. However, except for vested Awards under the proposed performance based deferred compensation provision, all benefits under the Incentive Plan not yet received by a grantee automatically will terminate, on termination of the grantee's employment for cause.

AWARDS SUBJECT TO ADJUSTMENT UNDER THE INCENTIVE PLAN

    A maximum of 1,000,000 shares of the Company's 66 2/3 CENTS par value Common Stock may be issued under the Incentive Plan. All shares available under the Plan are subject to adjustments to be made by the Committee for such events as a merger, recapitalization, stock dividend, stock split or other similar change which could affect the number of or kind of outstanding shares of Common Stock. In such events, the Committee also may make adjustments in performance goals and in the number and kind of shares subject to outstanding Awards and in the option price. Unpurchased shares subject to an option that lapses or terminates without exercise, shares subject to Stock Awards that are never issued because the conditions of the Award are not fulfilled and shares related to Awards which are settled in cash in lieu of shares, are available for future Awards. Shares withheld by the Company pursuant to a withholding tax election, as described below under "Withholding Taxes", and shares used to pay for the purchase price of options, shall be deemed issued under the Incentive Plan.

EXERCISE OF RIGHTS UNDER AWARDS GRANTED

    A person entitled to exercise an option under the Incentive Plan may do so by notifying the Secretary of the Company in writing of the number of shares with respect to which an option is being exercised. Such notice must be accompanied by payment in full of the purchase price in the form of cash, certified bank cashier's check or money order or shares of Company Common Stock or a combination thereof having equivalent value. With the Committee's approval, a grantee may pay the exercise price by delivering a promissory note to the Company provided that, except when treasury shares are used to satisfy an option exercise, at least the par value of the shares issued is paid in cash or equivalents or shares of Common Stock as provided above.

    The Committee may require grantees to execute an investment letter imposing resale restrictions and other conditions if necessary to comply with applicable federal or state securities laws.

WITHHOLDING TAXES

    In lieu of requiring a grantee to pay amounts sufficient to satisfy the Company's withholding obligation attributable to an Award, the Committee may permit grantees to have shares otherwise issuable under an Award withheld. Any such election must be approved by the Committee.

TRANSFERABILITY

    Unless approved by the Committee, no rights under any Award are transferable except by will or by the laws of descent and distribution or a qualified domestic relations order and the benefits of any Award may only be exercised and received personally by the grantee during his or her lifetime or by a guardian or legal representative or other permitted successor.

DURATION OF AND CHANGES TO THE PLAN

    The Incentive Plan will remain in effect until all Awards have been exercised or satisfied in accordance with their terms but no Award may be made under the Incentive Plan after the earlier of the date of the first stockholders' meeting in 1999 or December 31, 1999. The Incentive Plan may be terminated, suspended or modified at any time by the Company's Board of Directors; however, changes to the Incentive Plan which require stockholder approval under Section 162(m) of the Code will not be made without such approval.

    The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, that any amendment to (but not termination of) an outstanding Award which, in the Committee's opinion, is materially adverse to the grantee, or any amendment or termination which, in the opinion of the Committee, may subject the grantee to liability under Section 16 of the Exchange Act, shall require the grantee's consent.

FEDERAL INCOME TAX CONSEQUENCES OF THE INCENTIVE PLAN

    Under the Code and Treasury regulations, as now in effect, the principal federal income tax consequences of Awards under the Incentive Plan in the normal operation thereof are as summarized below.

    INCENTIVE STOCK  OPTIONS  ("ISOS").    ISOs under  the  Incentive  Plan  are
intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise of an ISO, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise if the following conditions are met: (a) at all times during the period beginning with the date of the granting of the ISO and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the acquired stock within two years from the date the

ISO is granted nor within one year after the stock is transferred to the option holder. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for stock ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

    If the option holder fails to comply with the employment or holding period requirements discussed above, the option will not be treated as an ISO and the holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. If the option holder is treated as having received ordinary income because of his failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.

    NON-QUALIFIED STOCK OPTIONS. No tax consequences result from the grant of a Non-Qualified Stock Option under the Incentive Plan. An option holder who exercises a Non-Qualified Stock Option with cash will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. The option holder's tax basis in such shares will be the fair market value on the date of exercise, and when the holder disposes of the shares, he will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

    STOCK AWARDS. Stock Awards granted under the Incentive Plan and paid in Common Stock will constitute ordinary income to the recipient, and a deductible expense to the Company, in the year paid, if the stock is not subject to forfeiture restrictions, or in the year in which any such restrictions lapse, unless the participant elects to recognize income in the year the Award is made by making a timely election under Section 83(b) of the Code. Unless a Section 83(b) election is made, the amount of the grantee's taxable income and the Company's corresponding deduction in connection with a Stock Award that is restricted will be equal to the fair market value of the stock on the date the restrictions lapse.

    PERFORMANCE UNITS. The Award of a Performance Unit under the Incentive Plan will not result in tax consequences to the Company or the grantee. Upon payment of amounts under the Award, the grantee will realize compensation taxable as income in an amount equal to the cash received and the Company will be entitled to a deduction in the same amount.

    PAYMENTS CONTINGENT ON CHANGE IN CONTROL. Grantees might under certain circumstances be deemed to have received "parachute payments" within the meaning of Section 280G of the Code to the extent that stock options become immediately exercisable (or restrictions on Stock Awards or Performance Units lapse) as a result of a change in the ownership or control of the Company, or in connection with options or Awards granted within one year preceding such a change. In general, if the sum of all payments to a grantee constituting "parachute payments" equals or exceeds three times the grantee's "base amount" (annualized compensation over a five-year period), the grantee will be subject to a 20% excise tax on the excess of the "parachute payments" over the grantee's "base amount", and the Company will be denied any deduction for such excess. "Parachute payments" and "excess parachute payments" do not include certain payments that are established by clear and convincing evidence to be "reasonable compensation" to the grantee for services rendered on or after the change.

    LIMITATION ON DEDUCTIBILITY. During 1993, Section 162 of the Code was amended with respect to the tax deductibility of executive compensation. Under the Code, publicly-held companies such as the Company may not deduct compensation paid to certain Executive Officers to the extent that an executive's compensation exceeds $1,000,000 in any one year. Regulations under

Section 162(m) of the Code provide an exception for "performance based" compensation, including stock options granted under a stock option plan that has been previously approved by stockholders, provided that such options are not issued below the fair market value of the stock on the date of the grant. Compensation other than stock options, however, must meet other requirements in order to qualify as tax deductible "performance based" compensation. The Company has attempted to comply with those provisions of the Code, as construed by Regulations thereunder, relating to performance goals so that compensation received by affected Executive Officers under the Incentive Plan can qualify as "performance based" assuming all other Code requirements are met at the time an Award is made or paid. However, under certain circumstances it may not be possible or practicable or in the Company's best interests for compensation under the Incentive Plan to qualify under Section 162(m) of the Code, and the Committee makes no representation that Awards will so qualify. The Committee anticipates that in most instances treatment under Section 162(m) of the Code will not be an issue because generally no Executive Officer's compensation will exceed $1,000,000 in any one year.

    The foregoing is only a general summary of the principal tax consequences to the Company and the grantee from the grant of Awards and the exercise of options under the Incentive Plan. The foregoing discussion is neither intended nor offered as a complete summary or as a legal interpretation, and it does not address any consequences other than Federal income tax consequences.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE AMC ENTERTAINMENT INC. 1994 STOCK OPTION AND INCENTIVE PLAN.

                  4. OTHER MATTERS TO COME BEFORE THE MEETING

    No other matters are intended to be brought before the meeting by the Company nor does the Company know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matters.

    Stockholders who wish to present proposals for action at the Annual Meeting of Stockholders to be held in 1997 should submit their proposals to the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Company no later than June 19, 1997, for consideration for inclusion in the next year's Proxy Statement and proxy.

                                      By order of the Board of Directors

                                                      [LOGO]

                                      Nancy L. Gallagher
                                      Vice President and Secretary

REQUESTS FOR ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL 1996 WILL BE SENT TO STOCKHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS SHOULD BE MADE TO THE DIRECTOR OF INVESTOR RELATIONS, AMC ENTERTAINMENT INC., P.O. BOX 419615, KANSAS CITY, MISSOURI 64141-6615.

                                                                       EXHIBIT A
                                                              TO PROXY STATEMENT

    SET FORTH BELOW IS THE TEXT OF THE AMC ENTERTAINMENT INC. 1994 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED TO DATE ( THE "INCENTIVE PLAN"), TOGETHER WITH THE PROPOSED AMENDMENTS BEING SUBMITTED TO STOCKHOLDERS FOR THEIR APPROVAL AT THE ANNUAL MEETING. PROPOSED DELETIONS FROM THE INCENTIVE PLAN ARE MARKED THROUGH, AND PROPOSED ADDITIONS ARE UNDERLINED.

                             AMC ENTERTAINMENT INC.

                1994 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

1. PURPOSE

    The AMC Entertainment Inc. 1994 Stock Option and Incentive Plan is intended to incorporate stock-based and results-oriented awards into the ongoing compensation packages of executives and managers and to thereby increase the alignment of the interests of such persons and stockholders. The Plan is intended to foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and its Subsidiaries and the enhancement of stockholders' interests, to aid in retaining individuals who exert such efforts and to assist in attracting the best available individuals in the future.

2. DEFINITIONS

    When used herein, the following terms shall have the meaning set forth below:

    2.1 "AMC" means American Multi-Cinema, Inc., a wholly-owned subsidiary of the Company.

    2.2  "AWARD" means an Option, a Stock Award or a Performance Unit.

    2.3  "BOARD" means the Board of Directors of the Company.

    2.4 A "CHANGE OF CONTROL EVENT" shall be deemed to have occurred at the first time that (a) a majority of the Board of Directors of the Company, over a two-year period, is replaced from the directors who constituted the Board of Directors of the Company at the beginning of such period, which replacement shall not have been approved by the Board of Directors of the Company (or replacement directors approved by the Board of Directors of the Company), as constituted at the beginning of such period, or (b) a person or entity or group of persons or entities acting in concert as a partnership or other group (other than the DI affiliates, any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of the Company or any Subsidiary or any person holding securities of the Company for or pursuant to the terms of any such employee benefit plan) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Directors.

    2.5 "CODE" means the Internal Revenue Code of 1986 as amended from time to time.

    2.6 "COMMITTEE" means the Board's Compensation Committee, or such other committee of Directors as may be designated by the Board, authorized to administer this Plan. The Committee shall consist of not fewer than two (2) Directors and shall be constituted so as to permit the Plan to comply with Rule 16b-3 or any successor provision of similar import.

    2.7 "COMMON STOCK" means the Company's Common Stock, par value 66 2/3 CENTS per share.

    2.8 "COMPANY" means AMC Entertainment Inc., a corporation organized and existing under the laws of the State of Delaware, or such Company by whatever name it may at the time have.

    2.9 "DI AFFILIATES" means (a) Mr. Stanley H. Durwood, his spouse and any of his lineal descendants and their respective spouses (collectively the Durwood Family), (b) any controlled affiliate of any member of the Durwood Family and
(c) any trust for the benefit of one or more members of the Durwood Family (whether or not any member of the Durwood Family is a trustee of such trust) or one or more charitable organizations.

    2.10  "DIRECTOR" means a member of the Board.

    2.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

    2.12 "FAIR MARKET VALUE" means with respect to the Company's Shares the closing sales price of the Shares, as reported on the American Stock Exchange, or, if not so reported, on the NASDAQ/National Market System, or, if not so reported, the closing sales price as reported by any other appropriate reporting system of general circulation, on the date for which the value is to be determined, or if there is no closing sales price on such date, then on the last day for which transactions in Shares were so reported prior to the date on which the value is to be determined.

    2.13  "GRANTEE" means a person to whom an Award is made.

    2.14 "INCENTIVE STOCK OPTION" OR "ISO" means an Option awarded under the Plan which meets the terms and conditions established by Code Section 422 and applicable regulations thereunder for such an Option.

    2.15 "NON-QUALIFIED STOCK OPTION" OR "NQSO" means an Option awarded under the Plan which by its terms and conditions is not an ISO.

    2.16 "OPTION" means the right to purchase, at a price, for a term, under conditions, and for cash or other considerations (which may include a note from the Grantee) fixed by the Committee in accordance with such restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee (subject to limitations imposed by this Plan). An Option can be either an ISO or NQSO or a combination thereof.

    2.17  "PLAN" means the Company's 1994 Stock Option and Incentive Plan.

    2.18 "PERFORMANCE UNIT" means an Award payable only in cash and valued by reference to designated criteria (other than Shares) established by the Committee.

    2.19 "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act<*>, as amended from time to time.</*>

    2.20 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

    2.21 "SHARES" means shares of the Company's Common Stock or if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

    2.22 "STOCK AWARD" means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. A Stock Award may be either a "PERFORMANCE STOCK AWARD", under which the receipt of Shares, subject to provisions of the Plan permitting acceleration, will be conditioned on the attainment by the Company or a Subsidiary or a division during a performance period of performance goals established by the Committee, or a "RESTRICTED STOCK AWARD", under which the receipt of Shares, subject to provisions of the Plan permitting acceleration, is conditioned on the continued employment of the Grantee or such other conditions as the Committee may impose, or both.

    2.23 "SUBSIDIARY" means any business, including AMC, whether or not incorporated, in which the Company, at the time an Award is granted or in other cases at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

    2.24 "SUCCESSOR" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, to receive Shares issuable in satisfaction of a Stock Award or to receive other amounts payable under an Award, by bequest or inheritance or by reason of the death of the Grantee or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder<*>, and other transferees approved in advance by the Committee.</*>

    2.25 "TAX DATE" means the date on which the amount of tax to be withheld with respect to an Option or Stock Award is determined.

    2.26 "TERM" means the period during which a particular Option may be exercised or the period during which the conditions and/or restrictions placed on an Award are in effect.

    <#>2.27   "WINDOW PERIOD" means a period beginning on the third business day following the date of release of a quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date.</#>

3. ADMINISTRATION OF THE PLAN

    3.1The Plan shall be administered by the Committee.

    3.2The Committee shall have plenary authority, subject to provisions of  the
       Plan, to: (a) determine when and to whom Awards shall be granted; (b) determine the form of each Award, its Term, <*>the amount of the Award or</*> the number of Shares covered by it, if any, the participation by a Grantee in other plans, and any other terms or conditions of each such Award, including the time and conditions of exercise or vesting; (c) determine whether Awards will be granted singly or in combination or tandem; (d) determine the performance goals, if any, that will be applicable to the Award and eliminate or reduce an Award otherwise payable that is based on performance goals; (e) accelerate the vesting, exercise, or payment of an Award when such action(s) would be in the best interests of the Company; and (f) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. The Committee also shall have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other plan of the Company or a Subsidiary. The Committee's actions in making Awards and fixing their size, Term, and other terms and conditions shall be final and conclusive on all persons.

    3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing (and amending) such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Grantees, all Successors, and any other person, whether that person is claiming under or through any Grantee or otherwise.

    3.4 The Committee may designate one of its members as Chairman. It shall hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.5 The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may establish performance goals and select and grant Awards to Grantees who are subject to Section 16 of the Exchange Act.

    3.6 Service on the Committee shall constitute service as a Director, so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors pursuant to its Bylaws and to any agreements between the Company and its Directors providing for indemnification.

    3.7 The Committee shall regularly inform the Board as to its actions with respect to all Awards under the Plan and the terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

4. ELIGIBILITY

    Awards may be made under the Plan to employees who are corporate or field executives or senior managers, including executive officers of the Company and its Subsidiaries, and other managers, including field and theatre managers. Officers shall be employees for this purpose, whether or not they also are Directors. A Director who is not an employee shall not be eligible to receive an Award. Awards may be made to eligible employees whether or not they have received prior Awards under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Company, AMC or any other Subsidiary.

5. SHARES SUBJECT TO PLAN; LIMITATIONS

    5.1 The Company hereby reserves 1,000,000 Shares, for issuance in connection with Awards under the Plan, subject to adjustment under Section 20. During the Plan no Grantee may receive Options to acquire more than 325,000 Shares, Stock Awards entitling the Grantee to receive more than 150,000 Shares or cash awards aggregating more than <#>$2</#><*>$2.5</*> million under Performance

Units. During any 12 month period no Grantee may receive Options to acquire more than 65,000 Shares or <*>Performance Units</*> <*>for</*> cash awards aggregating more than <#>$400,000 under Performance Shares</#> <*>$800,000</*>. No Grantee may receive a Stock Award or Awards entitling the Grantee to receive free of conditions more than 30,000 Shares with respect to any 12 month period, but determined on an annualized basis so that more than 30,000 Shares may be received at one time free of conditions with respect to a performance period exceeding 12 months in duration.

    5.2 Any Shares related to Awards which (a) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, or
(b) are settled in cash in lieu of Shares, shall be available again for grant under the Plan, provided the Participant received no other benefits of ownership of such Award other than voting rights, if any. Notwithstanding the foregoing, no Shares which are used by a Participant for the full or partial payment to the Company of the purchase price of Shares upon exercise of an Option, or for any withholding taxes due as a result of such exercise, may become available for Awards under the Plan. The Shares available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6. GRANTING OF OPTIONS

    6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to persons eligible under Section 4 above and shall designate such Options as ISOs or NQSOs.

    6.2 Pursuant to Code Section 422 and applicable regulations, an Option shall not be deemed to be an ISO to the extent that the aggregate Fair Market Value, as determined on the date or dates of grant, of Shares with respect to which such ISO is exercisable for the first time by any individual during any calendar year (under all stock option incentive plans of the Company or a Subsidiary) exceeds $100,000. ISOs which first become exercisable during a calendar year shall be taken into account in the order granted. Options that exceed the $100,000 limit shall be treated as NQSOs.

    6.3 The purchase price of each Share subject to Option shall be fixed by the Committee, provided the purchase price for Shares subject to an Option shall not be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

    6.4 Notwithstanding Section 6.3 above, pursuant to Code Section 422 and applicable regulations, the minimum purchase price of an ISO shall be 110% of the Fair Market Value of the Shares on the date the ISO is granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company's outstanding Shares.

    6.5 Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee.

    6.6 Notwithstanding Section 6.5 above, pursuant to Code Section 422 and applicable regulations, an ISO shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date on which the ISO was granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company, and no later than the tenth anniversary of the date on which the ISO was granted with respect to other Grantees.

    6.7 No Option shall become exercisable prior to the expiration of six months after the date of its grant, unless otherwise determined by the Committee or permitted by the Plan, and, subject to the limitations in the Plan, each Option shall be exercisable for the number of Shares fixed by the Committee.

7. STOCK AWARDS

    7.1 The Committee may grant eligible employees Stock Awards which shall entitle Grantees to receive Shares in the future for no cash consideration and which may be subject to such terms, conditions and restrictions, if any, as the Committee may deem appropriate, including, without limitation, satisfaction of performance goals, restrictions on transferability and continued employment.

    7.2 Subject to provisions of the Plan permitting acceleration, the receipt of Shares under Stock Awards granted to persons subject to Section 16 of the Exchange Act will be conditioned on the attainment during a performance period of performance goals established by the Committee based on criterion described in Section 9.

    7.3 At the time of grant of a Stock Award, the Grantee shall receive written evidence of the Award in such form as may be approved by the Committee but shall not be entitled to issuance or delivery of a stock certificate evidencing the Shares covered by the Award until the Committee certifies that performance goals have been met and the lapse of any restrictions that may have been imposed pursuant to the Award. Upon the attainment of such goals and the lapse of any restrictions, a certificate or certificates representing the number of Shares covered by the Award, free and clear of all restrictions, shall be issued and registered in the name of, and delivered to, the Grantee.

    7.4 Unless otherwise determined by the Committee or provided in the Plan, no Shares may be issued under Restricted Stock Awards unless the Grantee remains employed by the Company or a Subsidiary for one year after the date of the Award.

8. PERFORMANCE UNITS

    8.1  The Committee may grant Awards in the form of Performance Units.

    8.2 Amounts payable under a Performance Unit may be payable at a specified date or dates or upon attaining performance conditions. Subject to provisions of the Plan permitting acceleration, a Performance Unit granted to persons subject to Section 16 of the Exchange Act will be conditioned on the attainment during a performance period of performance goals established by the Committee based on criteria described in Section 9.

9. PERFORMANCE GOALS

    Performance  Stock and  Performance Unit Awards  made to  persons subject to
Section 16 of the Exchange Act shall be based on performance goals established by the Committee not later than 90 days after the start of a performance period of 12 months duration or longer with respect to which such an Award is made. The Committee may not increase the compensation payable under an Award that is otherwise due upon attainment of a performance goal. The Committee shall certify that the performance goals have been achieved before payment of any such Award. Performance goals established by the Committee shall be based upon, as the Committee deems appropriate, one or more of the following business criteria: (i) Company or Subsidiary EBITDA (earnings before interest, taxes, depreciation and amortization); (ii) Company or Subsidiary earnings or earnings per Share; (iii) public market prices of Shares; (iv) division operating income, or "DOI" (operating income less general and administrative expenses and extraordinary expenses); (v) division level EBITDA (DOI less national film, home office and international general and administrative expenses plus capitalized lease adjustments; (vi) private market value of Shares on a fully-diluted basis (assuming full exercise of all outstanding shares of preferred stock, Class B stock, options and other rights to acquire Shares), based on a constant multiple of theatre level EBITDA (Company EBITDA less National Cinema Network, Inc. EBITDA), plus the book value of National Cinema Network, Inc., cash, cash equivalents and investments and investments in other long-term assets, less corporate borrowings, capitalized lease obligations and the carrying value of minority interests in other long-term liabilities; (vii) return to stockholders, measured by increases in the market value of an investment in Shares, assuming reinvestment of dividends received; and (viii) return on assets within a participant's span of responsibility; and the Committee may, in its discretion, determine whether an Award will be paid under any one or more of such business criteria. In setting performance goals, such criteria may be measured against one or more of the following: (i) the prior year or years' performance of the Company, a Subsidiary, or a division or other operations-based unit or span of a participant's responsibility; (ii) the performance of a broad-based group of stock such as, but not limited to, the Standard and Poor's 500 Index; and (iii) the performance of a peer group of two or more companies. Such performance goals may be (but need not be) different for each performance period. The Committee may set different (or the same) goals for different Grantees and for different Awards, and performance goals may include standards for minimum attainment, target attainment, and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant Award will be earned.

10. NON-TRANSFERABILITY OF RIGHTS

    <#>No</#>   <*>Except  for  assignments  made  with  the  Committee's  prior approval, no</*> Award, no rights under any Award, and no payment under the Plan shall be assignable or transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and the rights and the benefits of any such Award may be exercised during the lifetime of the Grantee only by his or her guardian or legal representative or Successor.

11. DEATH, DISABILITY, RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT

    11.1 Subject to the terms of the Plan, the Committee may make such provisions concerning exercise or lapse of Awards upon the Grantee's death, disability, retirement, or other termination of employment as it shall in its discretion determine, provided that:

       (a) except as provided in paragraph (b) below, no provision shall permit an ISO to be exercised after the date three months following the Grantee's termination of employment,

       (b) no provision shall permit an Option to be exercised after the date which is twelve months following a Grantee's death or disability,

       (c) no provision shall permit a NQSO to be exercised after the date which is three years following the Grantee's retirement from the
Company or a Subsidiary,

       (d) except as provided in paragraphs (b) and (c) above, no provision shall permit a NQSO to be exercised after the date which is six months following a Grantee's termination of employment,

       (e) except as provided in paragraph (f) below or as permitted by Sections 12 or 20, all Stock Awards <#>and Performance Units</#>
shall be canceled and forfeited if a Grantee's employment is terminated, and

       (f) in the event of Grantee's death, disability or retirement, the Grantee (or his Successor) shall be entitled immediately to be issued a certificate or certificates for all of the Shares represented by his Stock Award(s) <#>and to be paid amounts due under Performance Unit awards,</#> free and clear of all performance goal requirements and restrictions, based in each case on the extent to which performance goals have been achieved, measured through the date of termination.

    For purposes of this Section 11, the term "disability" shall mean "long term disability", as defined in the AMC Long Term Disability Plan, or any comparable plan of the Company or AMC, or, if there is no such plan, the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than twelve months as determined by the Committee based on the opinion of a qualified physician (or other medical certificate) and other evidence acceptable to the Committee, and the term "retirement" shall mean "normal retirement" or, with the approval of the Committee, "early retirement" pursuant to the applicable terms of the AMC Defined Benefit Retirement Plan or any comparable plan of the Company or a Subsidiary covering a Grantee.

    11.2 Unless the Committee determines otherwise, Options which pursuant to their terms are exercisable following termination of a Grantee's employment:

       (a) may be exercised only to the extent exercisable upon the date such employment terminates, if such termination is other than by reason of the Grantee's death, disability or retirement, and

       (b) shall be accelerated if not yet vested and shall be exercisable in full, free and clear of all restrictions, if such termination is by reason of the Grantee's death, disability or retirement.

    11.3 Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award whether any authorized leave of absence or absence for military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

12. PROVISIONS RELATING TO CHANGE IN CONTROL

    The Committee may provide, at the time of an Award or thereafter, that if a Change of Control Event occurs or if termination results from such Change of Control Event, (a) any restrictions on <#>Stock</#> Awards shall lapse immediately and (b) outstanding Options shall become exercisable immediately. The Committee may also waive, at the time of an Award or thereafter, the satisfaction of performance goals with respect to Performance Stock Awards and Performance Units upon the occurrence of a Change in Control Event or upon termination resulting from a Change in Control Event, and authorize the issuance of Shares represented by Stock Awards or the payment of amounts under Performance Unit Awards, based in each case on the extent to which performance goals have been achieved, measured through the date a Change in Control Event or termination resulting therefrom occurs.

13. WRITING EVIDENCING AWARDS

    Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of, or receipt of the benefits of, an Award by the Grantee shall be conclusively presumed to be assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

14. EXERCISE OF RIGHTS UNDER AWARDS

    14.1
       A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

    14.2
       The notice of exercise shall be accompanied by payment in full of the purchase price for any Shares to be purchased, with such payment being made in cash, certified or bank cashier's check or money order or in Shares having a Fair Market Value equivalent to the purchase price of such Shares to be purchased, or a combination thereof. If approved by the Committee, payment of the purchase price of an Option may also be made by Note, provided that unless the Shares issued are treasury shares at least the par value of the Shares issued shall be paid in cash or equivalent or Shares as provided above. The Committee shall establish appropriate methods for accepting Shares and may impose such conditions as it deems appropriate on the use of such Shares to exercise an Option.

    14.3
       Upon exercise of an Option, or after grant of a Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

    14.4
       All notices or requests to the Company provided for herein shall be delivered to the Secretary of the Company.

15. EFFECTIVE DATE AND DURATION OF THE PLAN AND DATE OF AWARD

    15.1
       The Plan shall become effective on November 10, 1994, provided any Awards granted hereunder shall be subject to approval of any governmental body having jurisdiction over the Company with respect to this Plan within the time limits applicable to any such governmental approvals.

    15.2
       The Plan shall remain in effect until all Awards have been exercised or satisfied in accordance herewith, but no Awards may be granted under the
Plan after the date of the first stockholders' meeting held in 1999 or December 31, 1999, whichever first occurs. The terms of any Award may be amended at any time prior to the end of its Term in accordance with and subject to the limitations of the Plan.

    15.3
       The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

16. AMENDMENTS TO AWARDS

    The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Grantee, or any amendment or termination which, in the opinion of the Committee, may subject the Grantee to liability under Section 16 of the Exchange Act, shall require the Grantee's consent. It shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein are not adverse to a Grantee.

17. STOCKHOLDER STATUS

    No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan, except with respect to Shares actually issued to that person.

18. POSTPONEMENT OR NON-EXERCISE

    The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an Option or upon the vesting of a Stock Award granted under the Plan prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the taking of any action in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, and (c) the completion of any registration or other qualification of such Shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provisions of the Plan to recognize the exercise of an Option or to sell or issue shares in violation of the Securities Act or the law of any government having jurisdiction thereof. Any postponement or delay by the Company in recognizing the exercise of any Option or in issuing any Shares under a Stock Award or otherwise hereunder shall not extend the Term of an Option nor shorten the Term of any restriction attached to any Stock Award and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Award, to a Successor or to any other person with respect to any Shares as to which the Option shall lapse because of such postponement or as to which issuance under a Stock Award was delayed.

19. TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

    The Board may terminate, suspend or modify the Plan at any time and in any manner, provided, however, that without stockholder approval the Board will not adopt an amendment that requires stockholder approval under <#>Rule 16b-3</#>
<*>Section 162(m) of the Code</*>.

    No termination or suspension of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination or suspension except to the extent permitted in Section 16
<*>of the Exchange Act</*>.

20. ADJUSTMENTS FOR CORPORATE CHANGES

    20.1
       In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may (a) make such equitable adjustments, designed to protect against dilution or enlargement, as it may deem appropriate in the number and kind of Shares authorized by the Plan and, with respect to outstanding Awards, <*>in performance goals and</*> in the number and kind of Shares covered <#>thereby</#> <*>by Awards</*> and in the Option price, and (b) make such arrangements, which shall be binding upon the holders of unexpired Options and outstanding Stock Awards, for the substitution of new Options or Stock Awards for any unexpired Options or Stock Awards then outstanding under the Plan or for the assumption of any such unexpired Options and outstanding Stock Awards.

    20.2
       In the event that the Company agrees (a) to sell or otherwise dispose of all or substantially all of the Company's assets, or (b) to be wholly or partially liquidated, or (c) to participate in a merger, consolidation or reorganization, or (d) to sell or otherwise dispose of substantially all the assets of, or a majority interest in, a Subsidiary or division, then the Committee may determine that any and all Options granted under the Plan, in situations involving an event described in clauses (a) through (c), and any and all Options granted to employees of the affected Subsidiary or division, in situations described in clause (d), shall be immediately exercisable in full, and any and all Shares issuable pursuant to Stock Awards or cash payable under Performance Units made under the Plan, in situations involving an event described in clauses (a) through (c), and any and all Shares issuable pursuant to Stock Awards or cash payable under Performance Units granted to employees of the affected Subsidiary or division, in situations described in clause (d), shall be immediately issuable or paid in full, as the case may be, based in each case on the extent to which performance goals have been achieved to the date of the event described in clause (a), (b), (c) or (d) above. The Committee may also determine that any Options not exercised, and any Stock Awards or Performance Units with respect to which any restrictions shall not have lapsed or conditions shall not have been satisfied, prior to any such event, or within such period of time thereafter (not to exceed 120 days) as the Committee shall determine, shall terminate.

    20.3 The grant of any Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets or the business, assets or stock of a Subsidiary.

21. NON-UNIFORM DETERMINATION

    The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, any amendments to the terms and provisions of any Awards, and the granting or rejecting of applications for delivery of Shares need not be uniform and may be made selectively among otherwise eligible employees whether or not such employees are similarly situated.

22. TAXES

    22.1
       The Company may pay, withhold or require a Grantee to remit to it amounts sufficient to satisfy the Company's federal, state, local or other tax withholding obligations attributable to any Awards after giving notice to the person entitled to receive such amount, and the Company may defer making payment of any Award if any such tax, charge or assessment may be pending until indemnified to its satisfaction.

    22.2
       Subject to the consent of the Committee, in connection with (a) the exercise of a Non-Qualified Stock Option or (b) satisfaction of conditions and/or lapse of restrictions on a Stock Award, a Grantee may <#>make an irrevocable election</#> <*>elect</*> to tender back to the Company Shares received pursuant to (a) or (b), having a Fair Market Value sufficient to satisfy all or part of the Company's total federal, state, local and other tax withholding obligations associated with the transaction. Any such election shall be <#>irrevocable and, except with respect to elections incident to death, retirement, disability or termination of employment, must be made by a Grantee prior to the Tax Date,</#> <*>made by a Grantee</*> by delivering written notice to the Secretary of the Company together with such information and documents as the Committee may prescribe. The Committee <#>may disapprove of</#> <*>must approve</*> any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under this Plan that the right to make elections shall not apply to such Award. <#>
    22.3
       If a Grantee is an officer of the Company and is subject to the provisions of Section 16 of the Exchange Act, then an election to have
Shares withheld and any exercise of such right are subject to the following additional restrictions:

       (a) no exercise shall be made within six months of the grant of the Award, unless made incident to death, retirement, disability or termination of employment; and

       (b) both the election and exercise must be made during a Window Period, unless made incident to death, retirement, disability or termination of employment, or the election must be made six months prior to the Tax Date.</#>

    <#>22.4</#> <*>22.3</*>  If, pursuant to the provisions of the Code, the Tax
Date of an Award is deferred and a Grantee elects to have Shares withheld, the full number of Option Shares or Stock Award Shares may be issued but the Grantee shall enter into an agreement unconditionally obligating him or her to tender back to the Company the proper number of Shares on the Tax Date.

23. NONCOMPETITION AND FORFEITURE PROVISION

    If the Committee so determines, an Award may specify that a Grantee shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not limited to, Awards earned but not yet paid if, in the opinion of the Committee, the Grantee, at any time during the period of Grantee's employment and for one
(1) year thereafter, without the written consent of the Committee, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company, in the geographic area in which the Company does business, or in any manner which is inimical to the best interests of the Company.

24. TENURE

    Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or Subsidiary has to terminate the employment of such participant. An employee terminated for cause, as determined by the Company, shall forfeit all of his rights under the Plan, except as to Options already exercised and <#>Stock</#> Awards on which restrictions have already lapsed.

25. APPLICATION OF PROCEEDS

    The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes of the Company and its Subsidiaries.

26. OTHER ACTIONS

    Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options or pay bonuses for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

27. GENDER AND NUMBER

    Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

28. REQUIREMENTS OF LAW, GOVERNING LAW

    The granting of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Missouri.

29. EFFECT ON OTHER PLANS

    Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or a Subsidiary. Any Awards made pursuant hereto shall not be used in determining the benefits provided under any other plan of the Company or a Subsidiary unless specifically provided therein.

                            AMC ENTERTAINMENT INC.
             106 WEST 14TH STREET - KANSAS CITY, MISSOURI 64105

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Messrs. Stanley H. Durwood and Peter C. Brown, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the Common Stock of AMC Entertainment Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 14, 1996 and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

1. Election of Directors: / /FOR all nominees   / /WITHHOLD AUTHORITY to
listed (except as marked to the contrary).      vote for the nominees listed.

         NOMINEES: Messrs. William T. Grant, II and John P. Mascotte

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
_______________________________________________________________________________

2. PROPOSAL TO ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Company for the fiscal year ending April 3, 1997.
      / /FOR                    / /AGAINST                   / /ABSTAIN

3. PROPOSAL TO approve the proposed amendments to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan as described in the accompanying
Proxy Statement.
     / /FOR                    / /AGAINST                   / /ABSTAIN

4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.
                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
 THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
     "FOR" THE ELECTION OF THE NOMINEES NAMED AND "FOR" PROPOSALS 2 AND 3.


                                   Please date and sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Date___________________________________, 1996

                                   Signature____________________________________

                                   Signature (if held jointly)__________________

                                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.